EXHIBIT 4.12

                             REPUBLIC BANCORP INC.
                      TAX DEFERRED SAVINGS PLAN AND TRUST

                 Amended and Restated effective January 1, 1997


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                             REPUBLIC BANCORP INC.
                      TAX DEFERRED SAVINGS PLAN AND TRUST
                 Amended and Restated effective January 1, 1997

                               Table of Contents

                                    PART ONE


Article I.  Definitions And Interpretation.....................................1
     (A)  Definitions..........................................................1
     (B)  Governing Law and Rules of Construction..............................9
     (C)  Power to Interpret...................................................9
     (D)  Adoption of Plan by Related Companies...............................10

Article II. Participation......................................................1
     (A)  Eligibility..........................................................1
     (B)  Breaks in Service....................................................1
     (C)  Reemployment.........................................................1
     (D)  Inactive Participants................................................2

Article III. Contributions.....................................................1
     (A)  Discretionary Company Contributions..................................1
     (B)  Elective Contributions; Adjusted $7,000 Limitation;
          Corrective Distributions.............................................1
     (C)  Matching Company Contributions.......................................2
     (D)  [Reserved]...........................................................3
     (E)  Limitations on Company Contributions.................................3
     (F)  Two or More Plans....................................................3
     (G)  Deductibility........................................................3
     (H)  Contributions by Mistake.............................................4
     (I)  Limitation on Repayments.............................................4
     (J)  No After-Tax Employee Contributions..................................4
     (K)  Corrective Contributions.............................................5

Article IV. Allocation And Accounts............................................1
     (A)  Discretionary Company Contributions Accounts.........................1
     (B)  Elective Contributions Accounts......................................1
     (C)  Matching Company Contributions Accounts..............................1
     (D)  [Reserved]...........................................................1
     (E)  Limitations on Annual Additions to Accounts..........................1
     (F)  Special Limitations on Allocations of Elective Contributions.........2
     (G)  Special Limitations on Allocations of Matching Company Contributions.3
     (H)  [Reserved]...........................................................4
     (I)  Adjustments to Prevent Excess Allocations of Elective Contributions..4
     (J)  Adjustments to Prevent Excess Allocations of Matching Company
          Contributions........................................................7
     (K)  [Reserved]...........................................................9
     (L)  Adjustments to Prevent Multiple Use of Alternative Limitation........9
     (M)  Establishment and Objectives of Investment Funds.....................9
     (N)  Investment of Company Contributions.................................10
     (O)  Participant's Rights to Periodic Reallocation of Accounts...........10
     (P)  Participants' Credit Accounts.......................................10
     (Q)  Periodic Revaluation of Investment Funds............................11
     (R)  Periodic Adjustments to Accounts....................................11

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     (S)  Fixed Accounts......................................................12
     (T)  Forfeitures.........................................................13
     (U)  Additional Participant Allocations..................................14

Article V.  Retirement Benefits and Vesting....................................1
     (A)  Normal Retirement....................................................1
     (B)  Late Retirement......................................................1
     (C) Early Retirement; Vesting Schedule for Discretionary Company Contributions and Matching Company Contributions; Full Vesting of
          Elective Contributions and Matching Company Contributions............1
     (D)  Deadline for Payment of Benefits; Required Beginning Date............3
     (E)  Cash-Outs............................................................4
     (F)  Limitations  on  Payment  of  Benefits   Derived  from  Elective
          Contributions   and  Matching Company Contributions..................5
     (G)  Termination of Employment by Reason of Dissolution...................5
     (H)  Termination of Employment in Other Circumstances.....................5
     (I)  Temporary Absences...................................................5
     (J)  Qualified Military Service...........................................6

Article VI. Other Benefits.....................................................1
     (A)  Death of Participant.................................................1
     (B)  Designation of Beneficiary and Method of Distribution................2
     (C)  Required Distributions...............................................3
     (D)  Disability...........................................................4
     (E)  Hardship Distributions; Distributions After Age 59-1/2...............4
     (F)  Loans................................................................7

Article VIIA.  Annuity Provisions..............................................1
     (A)  Qualified Joint and Survivor Annuity Form of Benefits................1
     (B)  Qualified Preretirement Survivor Annuity Form of Benefits - Married
          Participants.........................................................1
     (C) Election to Waive Qualified Joint and Survivor Annuity Form of Benefits and/or Qualified Preretirement Survivor Annuity Form of
          Benefits; Election Period; Information to Participants...............2
     (D)  Purchase of Annuity Contracts........................................4
     (E)  Former Spouse Treated as Surviving Spouse............................4
     (F)  Limited Application of Annuity Provisions............................4

Article VIII.  Committee.......................................................1
     (A)  Composition of Committee.............................................1
     (B)  Removal and Resignation..............................................1
     (C)  Quorum...............................................................1
     (D)  Officers.............................................................1
     (E)  Records and Reports..................................................1
     (F)  Powers and Duties....................................................1
     (G)  Rules and Regulations................................................3
     (H)  Claims Procedure.....................................................3
     (I)  No Separate Committee................................................4

Article IX. Trustee and Other Fiduciaries......................................1
     (A)  Bonding..............................................................1
     (B)  Protective Provisions for Fiduciaries................................1
     (C)  Management and Control of Assets; Consultants and Investment
          Managers.............................................................1
     (D)  Participant-Directed Investments.....................................3

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     (E)  Prohibited Transactions, Etc.........................................3
     (F)  General Duties of Trustee............................................3
     (G)  General Powers of Trustee............................................4
     (H)  Appraisal............................................................5
     (I)  Periodic Accounting..................................................6
     (J)  Protective Provisions for Trustee....................................7
     (K)  Provisions Pertaining to Co-Trustees.................................7
     (L)  Removal and Resignation of Trustee...................................8
     (M)  Successor Trustees...................................................8
     (N)  Settlement of Accounts upon Resignation or Removal of Trustee........8
     (O)  Segregated Accounts..................................................8
     (P)  Investments in Common Trust Funds....................................9
     (Q)  Commingling of Trust Funds of Company and Related Companies..........9

Article X.  Termination, Amendment and Suspension..............................1
     (A)  Termination, Etc.; Assumption of Plan................................1
     (B)  Liquidation, or Temporary Continuation, of Trust.....................1
     (C)  Termination of Trust.................................................2
     (D)  Amendment............................................................2

Article XI. Miscellaneous......................................................1
     (A)  Persons Prohibited from Serving as Fiduciaries, Etc..................1
     (B)  Information Required by ERISA........................................1
     (C)  Retention of Records for Six Years...................................1
     (D)  No Reversion.........................................................1
     (E)  Nonforfeitability, Etc...............................................1
     (F)  Rollovers; Direct Transfers; Certain Transfers Prohibited............2
     (G)  Spendthrift Provision................................................4
     (H)  Exceptions to Spendthrift Provision..................................4
     (I)  Execution of Instruments.............................................5
     (J)  Successors, Etc......................................................6
     (K)  Payment in Kind......................................................6
     (L)  Miscellaneous Protective Provisions..................................6
     (M)  No Duress or Retaliation Against Participants, Etc...................6
     (N)  Record Keeping, Investigations, Etc..................................7
     (O)  Distributions to Minors and Incompetent or Missing Individuals.......7
     (P)  Expenses and Compensation............................................7

Article XII. Insurance Provisions..............................................1
     (A)  No Life Insurance....................................................1

Article XIII.  Top-Heavy Rules.................................................2
     (A)  Application; Top-Heavy Status........................................2
     (B)  Effect of Top-Heavy Status...........................................4
     (C)  Definitions..........................................................5

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                             REPUBLIC BANCORP INC.
                      TAX DEFERRED SAVINGS PLAN AND TRUST
                 Amended and Restated effective January 1, 1997

     THIS AGREEMENT, made this 4th day of February, 2002, by and between
                               ---
Republic Bancorp Inc., a Michigan corporation (herein called the "Company"), and U.S. Bancorp Institutional Trust and Custody, f/k/a Firstar Bank, N.A. (herein, with its predecessors and successors, called the "Trustee"),

     WITNESSETH THAT WHEREAS --

     (A) By an agreement between the Company and the Trustee the Company established a profit-sharing plan and trust named the "Republic Bancorp Inc. Tax Deferred Savings Plan" (herein as amended called the "Plan") and the " Republic Bancorp Inc. Tax Deferred Savings Trust" (herein as amended called the "Trust"), which the Company now desires to amend, and the Trustee is willing to join in such amendment;

     (B) It is the principal purpose of the Plan, as hereby amended, to recognize the contribution made toward the successful operation of the Company by its various employees and to reward and stimulate such contribution by continuing a profit-sharing and 401(k) plan affording deferred compensation for those employees who hereafter qualify as Participants and death benefits for their designated Beneficiaries; and

     (C) The parties intend that the amended Plan and Trust shall continuously qualify under those provisions of the federal income tax laws relating to qualified profit-sharing retirement plans containing cash or deferred arrangements of the kind described in Section 401(k) of the Code and that contributions to the Trust by the Company shall be deductible for federal income tax purposes;

     NOW, THEREFORE, in consideration of the premises and of the provisions hereinafter set forth, it is agreed as follows:

     1. The aforesaid agreement is hereby amended and restated in its entirety to read as set forth in Parts One and Two hereof.

     2. No benefit provided under the Plan protected by Section 411(d)(6) of the Code and Regulations thereunder shall be eliminated by the adoption of this agreement, and this agreement shall be construed and administered so as to comply with such Code Section and Regulations.

     3. This agreement shall be effective for Plan Years beginning after December 31, 1996, except as herein otherwise expressly provided.

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     IN WITNESS WHEREOF, the Company has duly executed this Agreement on the 4th
                                                                             ---
day of February, 2002.

Signed and delivered in the         REPUBLIC BANCORP INC.
presence of:


                                    By
                                       -----------------------------------------
                                    Its
                                        ----------------------------------------
----------------------------------

     The Trustee acknowledges receipt of an executed copy of this Agreement, assents to the provisions of this Agreement which relate to the rights, duties and obligations of the Trustee, and agrees to serve as trustee under this Agreement subject to its terms.

Signed and delivered in the         U.S. BANCORP INSTITUTIONAL TRUST AND CUSTODY
 presence of:                       f/k/a FIRSTAR BANK, N.A.


                                    By
                                       -----------------------------------------
                                    Its
                                        ----------------------------------------
----------------------------------

                                    PART ONE

                    Article I. Definitions And Interpretation

(A) Definitions.

     The following words and phrases, wherever capitalized, shall have the following meanings respectively, unless the context otherwise requires:

     (1)"Account" or "account" means and includes a Participant's Discretionary Company Contributions Account, Elective Contributions Account, Matching Company Contributions Account and any additional accounts established for the Participant under this Agreement.

     (2) "Accrued Benefit" means the balance in a Participant's account separately maintained under Article IV hereof.

     (3) "Adjusted Equivalent", wherever applied to a dollar amount, means said amount adjusted for increases in the cost of living in accordance with applicable Treasury Regulations.

     (4) "Administrative Parties" means and includes the Company, the Trustee, the Committee and any Insurer.

     (5) "Agreement" means this Agreement, as from time to time amended or supplemented.

     (6) "Anniversary Date" means the last day of the Plan Year.

     (7) "Annual Addition" means the amounts allocated to a Participant's account for any Limitation Year which constitute -

          (a) Company contributions to the Trust (including Elective Contributions and Matching Company Contributions) in respect of such Limitation Year;

          (b) Forfeitures credited to the Participant's account in respect of such Limitation Year;

          (c) Contributions allocated to an individual medical account described in Section 415(l)(2) of the Code which is part of a pension or annuity plan maintained by the Company and amounts described in Section 419A(d)(2) of the Code dealing with separate accounts for key employees, as defined in Section 419(A)(d)(3) of the Code established for post-retirement medical benefits under a welfare benefit fund maintained by the Company; and

          (d)  Employee after-tax contributions.

Company Contributions initially allocated to a Participant's Elective Contributions Account or Matching Company Contributions Account and later determined to be an Excess Elective Deferral, Excess Contribution or Excess Matching Contribution do not cease to be Annual Additions even if corrected through distribution or other means.

     (8) "Attained Age" of any individual means his chronological age, not the age he was, or will be, on his nearest birthday.

     (9) "Beneficiary" means the person so designated by a Participant pursuant to this Agreement, or the person otherwise named as the Participant's beneficiary under (A) or (B) of Article VI.

     (10) "Code" means the Internal Revenue Code of 1986, as from time to time amended.

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     (11) "Committee" means the administrative committee appointed under Article
VIII, which shall be the plan administrator as defined in Section 414(g) of the Code, except as otherwise provided in Article VIII(I).

     (12) "Company Contributions" means and includes Discretionary Company Contributions, Elective Contributions, Matching Company Contributions, Qualified Nonelective Contributions and Qualified Matching Contributions.

     (13) "Compensation" means all compensation as that term is defined in
Section 415(c)(3) of the Code. More particularly, Compensation for Plan Years beginning after December 31, 1997 means and includes (i) any elective deferral (as defined in Code Section 402(g)(3)) and any amount which is contributed or deferred by the Company at the election of a Participant or Employee and which is not included in the gross income of the Participant or Employee by reason of Code Section 125 or 457 or, for Plan Years beginning on or after January 1, 2001, by reason of Code Section 132(f)(4), and (ii) wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Regulation ss. 1.62-2(c)), but excluding the following:

          (a) Company contributions to a plan of deferred compensation which are not includible in the employee's gross income for the taxable year in which contributed, or Company contributions under a simplified employee pension plan, or any distributions from a tax qualified plan of deferred compensation,

          (b) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Participant or Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture,

          (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option, and

          (d) Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Participant or Employee) or contributions made by the Company (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Internal Revenue Code (whether or not the contributions are actually excludable from the gross income of the Participant or Employee).

     The compensation referred to in clause (ii) of the preceding sentence is sometimes referred to as "415 safe harbor compensation."

     "Creditable Compensation," where used with reference to any Participant or Employee, means for Plan Years beginning after December 31, 1997 the total Compensation (as above defined) paid to him by the Company, including any elective deferral (as defined in Code Section 402(g)(3)) and any amount which is contributed or deferred by the Company at the election of the Participant and which is not included in the gross income of the Participant or Employee by reason of Code Section 125 or 457 or, for Plan Years beginning on or after January 1, 2001, by reason of Code Section 132(f)(4), but excluding -

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          (e) Reimbursements and other expense allowances,

          (f) Fringe benefits,

          (g) Moving expenses,

          (h) Deferred compensation, and

          (i) Welfare benefits.

     In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the Compensation and Creditable Compensation of each Employee taken into account under the Plan for any Plan Year shall not exceed $150,000, as adjusted by the Commissioner for increases in the cost-of-living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation and Creditable Compensation are determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the $150,000 (adjusted) annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

     Any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the $150,000 (adjusted) annual compensation limit set forth in this provision.

     If Compensation or Creditable Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation or Creditable Compensation for that prior determination period is subject to the $150,000 (adjusted) annual compensation limit in effect for that prior determination period.

     (14) "Computation Period" means a Plan Year except that, for purposes of determining eligibility to become a Participant, the initial Computation Period ("Year One") of an individual shall be the period of twelve consecutive months beginning on the date when he first completes an Hour of Service as an employee of the Company; the Plan Year which includes the first anniversary of said date shall be the next Computation Period ("Year Two") without regard to whether said individual completed one thousand Hours of Service during Year One; and each Plan Year thereafter shall be another Computation Period; provided that an employee who is credited with one thousand Hours of Service in both Year One and Year Two shall be credited with two Years of Service for purposes of eligibility.

     (15) "Defined Contribution Plan" means a plan described in Section 415(k) of the Code which provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant's account, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants which may be allocated to such participant's account, except as otherwise provided by Section 414(k) of the Code for hybrid plans.

     (16) "Employee" means an individual who renders services to the Company as a common law employee or officer, i.e., a person whose compensation from the Company is subject to federal income tax withholding, who is not laid off without pay or on unpaid leave of absence.

     An individual rendering services to the Company purportedly as an independent contractor shall not be treated as an Employee before the Company has acknowledged that it must withhold federal income tax from the individual's compensation.

     For purposes of the pension requirements of Section 414(n)(3) of the Code (but not for purposes of eligibility to participate in the Plan) the term Employee shall include leased

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employees as defined in Section 414(n)(2) of the Code. Under this section of the
Code the term leased employee means any individual who is not an employee of the Company or a Related Company (in this paragraph any of such Companies being referred to as the "recipient") and who provides services to the recipient if
(i) such services are provided pursuant to an agreement between the recipient and any other Person (in this paragraph called the "leasing organization"), (ii) such individual has performed such services for the recipient (or for the recipient and related persons) on a substantially full-time basis for a period of at least one year, and (iii) such services are performed under primary direction or control by the recipient. Contributions or benefits provided by the leasing organization which are attributable to services performed for the recipient shall be treated as provided by the recipient. However, a leased employee shall not be considered an Employee if (i) such employee is covered by a money purchase pension plan providing (aa) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under
Section 125, Section 402(e)(3), Section 402(h) or Section 403(b) of the Code or, for Plan Years beginning on or after January 1, 2001, by reason of Code Section 132(f)(4), (bb) immediate participation, and (cc) full and immediate vesting, and (ii) leased employees do not constitute more than 20% of the recipient's nonhighly compensated work force.

     (For purposes of meeting the minimum coverage requirements of Section 410(b) of the Code, employee shall mean any employee of the Company or any other employer required to be aggregated with the Company under Sections 414(b), (c),
(m), or (o) of the Code.)

     (17) "Entry Date" means the first day of each calendar quarter.

     (18) "ERISA" means the Employee Retirement Income Security Act of 974 (Public Law 93-406), as from time to time amended.

     (19) "Excess Contribution" means Excess Contribution as defined in Article IV(G)(2)(c).

     (20) "Fiduciary" means and includes the Trustee, Committee members, and any other Person who -

          (a) Exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets;

          (b) Renders investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan, or has any authority or responsibility to do so;

          (c) Has any discretionary authority or discretionary responsibility in the administration of the Plan; or

          (d) Is described as a "fiduciary" in Section 3 of ERISA or is designated to carry out fiduciary responsibilities (other than trustee responsibilities) pursuant to this Agreement.

     Notwithstanding the foregoing provisions of this definition, the word "Fiduciary" shall in any particular context not include any Person or category of Persons to the extent excluded by any applicable Regulation. The Committee shall be the "Named Fiduciary" with respect to control and management of the operation and administration of the Plan. The Trustee shall be the "Named Fiduciary" for custody of Plan assets, the investment of said assets (except where an Investment Manager has been appointed to manage investments), and the disbursement of benefits as instructed by the Committee.

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     (21) "Fixed Account" means an account which has become fixed, Vested, set apart and segregated pursuant to Article IV(P), regardless of whether or not the assets thereof shall be commingled with any other such account or accounts.

     (22) "Highly Compensated Employee" means any Employee of the Company or a Related Company who -

          (a)  Was a 5-percent owner as defined in Code Section
               416(i)(1)(A)(iii) at any time during the Plan Year (the "Determination Year") or preceding twelve month period (the "Look-Back Year"), or

          (b)  For the Look-Back Year -

               (i) received compensation from the Company or any Related Company in excess of the Adjusted Equivalent of $80,000, and

               (ii) was in the top-paid group of employees for the Look-Back
                    Year, provided that the "top-paid group election" made by the inclusion of this paragraph (b)(ii) in the Plan must apply consistently to the same Plan Years of all plans of the Company and any Related Company (other than multiemployer plans) that begin with or within the same calendar year. "Top paid group" means the group consisting of the top 20 percent of employees when ranked on the basis of Plan Year compensation. For purposes of determining the number of employees in the top-paid group, those employees described in Code Section 414(q)(5) shall be excluded.

As used above in this definition of Highly Compensated Employee, "compensation", means Compensation (as defined in Article I(A)(13)) except that for any Plan Year beginning after December 31, 1996 and before January 1, 1998 such compensation shall mean compensation as defined in Code Section 415(c)(3) as then in effect but determined without regard to Code Sections 125, 402(e)(3), 402(h)(1)(B) and in the case of employer contributions made pursuant to a salary reduction agreement, without regard to Code Section 403(b).

     In determining whether an Employee is a 5-percent owner as defined in Code
Section 416(i)(l)(A)(iii), certain family members are considered under Code Sections 416(i)(1)(B) and 318 to own the outstanding stock of the Company owned directly or indirectly by other family members. As a result, Employees who do not directly own 5 percent of the outstanding stock of the Company may be treated as 5-percent owners and hence as Highly Compensated Employees.

     A former Employee who Separated from Service with the Company or a Related Company prior to the Plan Year for which the determination of Highly Compensated Employees is being made shall be treated as a Highly Compensated Employee if such Employee was a Highly Compensated Employee in the Plan Year of separation or in any Plan Year ending on or after the Employee's 55th birthday, in accordance with the rules applicable to determining Highly Compensated Employee status in effect for such Plan Year.

     Notwithstanding the foregoing provisions of this definition of Highly Compensated Employee, any transition relief granted by the Internal Revenue Service or applicable law in connection with the changes in this definition which are effective for Plan Years beginning after December 31, 1996 shall be available to the Plan.

     (23) "Hour of Service" means with respect to an employee of the Company:

          (a) Each hour for which an employee is paid, or entitled to payment, for the performance of duties for the Company during the applicable Computation


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

               Period, with such hours being credited to the employee for the Computation Period in which such duties were performed;

          (b) Each hour for which an employee is paid, or entitled to payment, by the Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided, however that no more than 501 hours of service are required to be credited under this item (b) to an employee on account of any single continuous period during which the employee performs no duties (whether or not such period occurs in a single Computation Period);

          (c)  Each Hour of Service for which he receives credit pursuant to
               Article V(I), provided that the counting of such hours shall not cause an individual who does not meet the requirements of Article I(A)(16)(a) to become a Participant while temporarily absent for a reason described in Article V(I); and

          (d) Each hour for which back pay irrespective of mitigation of damages, has been either awarded or agreed to by the Company. These hours shall be credited to the employee for the Computation Period or periods to which the award or agreement pertains rather than the Computation Period in which the award, agreement or payment is made.

          (e) Hours shall not be credited under (a), (b) and/or (c) if such hours are credited under (d) of this subparagraph (23).

     Also, solely for purposes of determining whether a One-Year Break in Service for eligibility and Vesting purposes has occurred, but not for purposes of determining the number of Years of Service of an Employee or Participant for eligibility or Vesting purposes, nor for any other purpose under the Plan, an Employee or Participant who is absent from work by reason of maternity or paternity shall be deemed to have completed Hours of Service during such absence subject to the following terms and conditions:

          (f) Absence from work by reason of maternity or paternity means and includes any absence (i) by reason of the pregnancy of the individual, (ii) by reason of the birth of a child of the individual, (iii) by reason of the placement of a child of the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement,

          (g) The number of Hours of Service deemed to have been completed during any such absence (not to exceed 501) shall be the number of Hours of Service which otherwise normally would have been credited to such Employee or Participant but for such absence, or in any case when the Committee is unable to determine such number of hours, eight Hours of Service per day of such absence,

          (h) Hours of Service shall be deemed to have been completed during an absence under this paragraph only in the Computation Period in which the absence begins if an Employee or Participant would be prevented from incurring a One-Year Break in Service in such Computation Period solely because Hours of Service are deemed to have been completed during such absence, or in any other case in the immediately following Computation Period,

          (i) No Hour of Service shall be deemed to have been completed during an absence under this paragraph unless the Employee or Participant furnishes to the Committee such timely information as the Committee may reasonably require to establish that the absence is for a reason described in (f) above and the number of days of such absence, and

          (j) Nothing in this paragraph shall be deemed to prevent the crediting of Hours of Service for any purpose under the Plan under Article II(D), even though such hours are not required to be credited under (f) through (i) above.

     The word Company as used in this paragraph shall be deemed to include any Related Company, and also shall be deemed to include service with the following predecessor employers:

     Republic Bank, service after August 1, 1984
     Republic Bank Central, service after December 26, 1986
     Republic Bank North, service after December 1, 1986
     Republic Bank Ann Arbor, service after June 1, 1987
     Mayflower Mortgage Corp., service after November 24, 1987
     Republic Bank S.E.
     Premier Bank
     Market Street Mortgage Company, service after December 31, 1992 Horizon Savings Bank
     CUB Funding Corp., service after November 10, 1993
     Home Funding, Inc., service after October 31, 1994

provided that the crediting of such Hours of Service must be in accordance with Regulation ss. 1.401(a)(4)-(5)(a)(3). The foregoing definition shall be interpreted in accordance with the rules set forth in Department of Labor Regulations Sections 2530.200b-2(b) and 2530.200b-2(c), the contents of which are hereby incorporated herein by reference.

     (24) "Investment Manager" means a Fiduciary which has fully complied with the provisions of Section 3(38) of ERISA and has provided the Committee and the Trustee with written acknowledgement that he has done so and is a Fiduciary with respect to the Plan.

     (25) "Limitation Year" shall mean the Plan Year unless the Company has designated a different 12 consecutive month period pursuant to a written resolution of its Board of Directors.

     (26) "Lump Sum" means one or more payments all made within a single taxable year of the recipient.

     (27) "Normal Retirement Age," in respect of any Participant, means his 62nd birthday.

     (28) "Normal Retirement Benefit" means the benefit payable under Article V(A).

     (29) "Normal Retirement Date," in respect of any Participant, means the Anniversary Date coinciding with or next following his Normal Retirement Age.

     (30) "One-Year Break in Service" means a Computation Period during which the employee in question has not completed more than 500 Hours of Service.

     (31) "Participant" means a person who at the time in question is participating in the Plan pursuant to Article II.

     (32) "Person" means any individual, corporation or other entity mentioned in Section 3(9) of ERISA.

     (33) "Plan Year" means the fiscal year on which the records of the Plan are kept, which shall be the twelve consecutive month period ending on December 31.

     (34) "Regulation" shall be construed as a reference to a regulation, ruling, or other interpretation, validly promulgated by the Department of Treasury or Department of Labor, as the case may be, and in effect at the time in question.

     (35) "Related Company" means and includes (i) each organization, whether or not incorporated, which is a service organization and is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) of which the Company is a member, (ii) all corporations which are members of a controlled group of corporations (within the meaning of Section 414(b) of the Code) of which the Company is a member, (iii) each trade or business, whether or not incorporated, which is under common control (within the meaning of Section 414(c) of the Code) with the Company and (iv) any other entity required to be aggregated with the Company pursuant to Regulations under Section 414(o) of the Code; provided that no such corporation, organization, trade or business shall be considered to be a Related Company at any time prior or subsequent to the period of time during which it meets the foregoing definition; provided further that the status of being employed by a Related Company shall only pertain to an individual during the period of time when his employer is a Related Company, and not to any period of time prior or subsequent to its Related Company status.

     (36) "Separation (or Separated) from Service" means separation (or separated) from the service of the Company within the meaning of Section 410(a)(4) of the Code.

     (37) "Trust Fund" means and includes any and all property which shall comprise the corpus of the Trust at the inception thereof, together with any contributions thereto and such other property as shall from time to time become subject to the Trust, and any and all property acquired by the Trustee in substitution for any such contributions or other property, and any and all accumulations thereon, increments thereof, and accretions thereto, less amounts paid out or sustained as distributions, expenses, losses or otherwise.

     (38) "Vested" when used with respect to a benefit, right or account hereunder, means a claim obtained by a Participant or his Beneficiary to that part of an immediate or deferred benefit under the Plan (arising from the Participant's service) which is unconditional and legally enforceable against the Trust; but a right to an Accrued Benefit derived from Company contributions shall not fail to meet this definition solely (i) because it is not payable if the Participant dies, or (ii) because the payment of benefits is suspended during the period that the Participant is employed by the Company.

     (39) "Year of Service" means a Computation Period during which the Participant or employee in question has completed not less than 1,000 Hours of Service.

     (40) Definitions of the following words and phrases are contained in the following provisions, respectively:

-----------------------------------------------------------------
Actual Contribution Percentage                Article IV(F)
-----------------------------------------------------------------
Actual Deferral Percentage                    Article IV(E)
-----------------------------------------------------------------
Company                                       Opening Paragraph
-----------------------------------------------------------------
Contribution Percentage                       Article IV(F)
-----------------------------------------------------------------
Deferral Percentage                           Article IV(E)
-----------------------------------------------------------------
Discretionary Company Contributions Account   Article IV(A)
-----------------------------------------------------------------
Discretionary Company Contribution            Article III(A)
-----------------------------------------------------------------
Elective Contribution                         Article III(B)
-----------------------------------------------------------------

Elective Contributions Account                Article IV(B)
-----------------------------------------------------------------
Excess Contribution                           Article IV(G)(2)(c)
-----------------------------------------------------------------
Excess Elective Deferrals                     Article III(B)
-----------------------------------------------------------------
Excess Matching Contributions                 Article IV(H)(3)
-----------------------------------------------------------------
Investment Fund                               Article IV(J)
-----------------------------------------------------------------
Matching Company Contribution                 Article III(C)
-----------------------------------------------------------------
Matching Company Contributions Account        Article IV(C)
-----------------------------------------------------------------
Plan                                          Opening Paragraph
-----------------------------------------------------------------
Qualified Joint and Survivor Annuity          Article VIIA(A)(4)
-----------------------------------------------------------------
Qualified Matching Contributions              Article IV(G)(2)(b)
-----------------------------------------------------------------
Qualified Nonelective Contributions           Article IV(G)(2)(a)
-----------------------------------------------------------------
Re-employment Commencement Date               Article V(C)(2)(a)
-----------------------------------------------------------------
Required Beginning Date                       Article V(D)(2)
-----------------------------------------------------------------
Rollover Contribution                         Article XI(F)
-----------------------------------------------------------------
Top Heavy Plan and Related Definitions        Article XIII
-----------------------------------------------------------------
Trust                                         Opening Paragraph
-----------------------------------------------------------------
Trustee                                       Opening Paragraph
-----------------------------------------------------------------
Valuation Date                                Article IV(S)(1)
-----------------------------------------------------------------

(B) Governing Law and Rules of Construction.

     This Agreement shall be governed in all respects, whether as to construction, capacity, validity, performance or otherwise, by applicable Federal law and, to the extent that Federal law is inapplicable, by the laws of the State of Michigan. Wherever reasonably necessary, pronouns of any gender shall be deemed synonymous, as shall singular and plural pronouns. The index to this Agreement and the headings to the Articles and paragraphs of this Agreement are included solely for convenience and shall in no event affect, or be used in connection with, the interpretation of this Agreement. Each provision of this Agreement shall be treated as a severable, to the end that, if any one or more provisions shall be adjudged or declared illegal, invalid or unenforceable, this Agreement shall be interpreted, and shall remain in full force and effect, as though such provision or provisions had never been contained in this Agreement.

(C) Power to Interpret.

     This Agreement shall be interpreted and effectuated to comply with the applicable requirements of ERISA and the Code; and all such applicable requirements are hereby incorporated herein by reference. Any reference in this Agreement to the requirements of ERISA or any section or title thereof shall be construed with due regard to Sections 108, 109 and 110 of ERISA. Subject to the above, the Committee shall have power to construe and interpret this Agreement and to make determinations of fact under this Agreement, including but not limited to the power to construe and interpret all provisions of this Agreement and to make factual determinations relating to eligibility for benefits and the amount, manner, and time of payment of benefits, any such construction and interpretation or factual determination by the Committee and any action taken thereon in good faith by any Administrative Party to be final and conclusive upon any affected party. The Committee shall also have power to correct any defect, supply any omission, or reconcile any inconsistency in such manner and to such extent as the Committee shall deem proper to carry out and put into effect this Agreement; and any construction, interpretation or factual determination made or other action taken by the Committee pursuant to this Paragraph (C), if and when communicated in writing to any other Administrative Party or affected party, shall be binding upon such other party and may be relied upon by such other party.

(D) Adoption of Plan by Related Companies.

     Any Related Company may adopt this Agreement and the Plan and Trust for the benefit of its eligible employees by action of its Board of Directors but only with the consent of the Company evidenced by a resolution of its Board of Directors or the written consent of its President. Unless the context otherwise requires, at any time while a Related Company has adopted this Agreement (i) the term Company as used herein with respect to any Employee or Participant shall be construed to mean the adopting corporation or other entity by which such Employee or Participant is employed, and (ii) whenever the term Company is used in connection with action to be taken in connection with the Plan, or its administration, e.g., in Article X relating to the termination or amendment of the Plan or in Article VIII(A) relating to the appointment of the Committee, the term Company shall mean Company as defined in the opening paragraph of this Agreement. A transfer of employment by a Participant between Related Companies shall not be considered a termination of employment requiring or permitting a distribution from the Trust.

                           Article II. Participation

(A) Eligibility.

     For purposes of determining eligibility to participate --

     (1) As to Elective Contributions, effective January 1, 2001, any Employee who has (i) attained the age of twenty-one (21) years of age or more and (ii) completed one month of continuous employment (or one Year of Service, if less) shall become a Participant automatically on the Entry Date coinciding with or next succeeding the first date when said conditions are fulfilled. Prior to January 1, 2001, any Employee who had (i) attained the age of twenty-one (21) years of age or more and (ii) completed 1,000 hours of service (or one Year of Service, if less) became a participant automatically on the Entry Date coinciding with or next succeeding the first date when said conditions were fulfilled. As a consequence of becoming a Participant the Employee shall be eligible to elect as of the Entry Date on which he becomes a Participant, or as of any later Entry Date on which he is a Participant, to reduce his Creditable Compensation and to have the Company make Elective Contributions on his behalf to the Trust in the amount of such reductions in accordance with Article III(B).

     (2) As to Discretionary Company Contributions and Matching Company Contributions, any Employee who has (i) attained the age of twenty-one (21) years or more and (ii) completed at least one Year of Service shall become a Participant automatically on the Entry Date coinciding with or next succeeding the first date when said conditions are fulfilled. As a consequence of becoming a Participant the Employee shall become entitled to allocations of any Discretionary Company Contributions and/or Matching Company Contributions in accordance with Articles III and IV.

(B) Breaks in Service.

     For purposes of determining eligibility to participate all Years of Service with the Company shall be counted, except that -

     (1) In the case of a Participant or other Employee who does not have a Vested right to an Accrued Benefit derived from Company contributions, i.e., who is not Vested in any part of an account balance under the Plan derived from Company contributions, Years of Service prior to a period of five consecutive One-Year Breaks in Service shall not be counted (excluding from the number of Years of Service before such period any Years of Service not required to be counted hereunder by reason of any prior break in service).

     (2) Notwithstanding paragraph (1) above, if as of the day before the first day of the Plan Year beginning in 1985 any Years of Service prior to such date were not required to be counted for purposes of determining eligibility under the Plan as then in effect, such Years of Service shall not be counted hereunder.

     (3) No individual shall be eligible to become a Participant as of any Entry Date when he is not an Employee.

(C) Reemployment.

     A former Participant or Employee shall be subject to the following rules with respect to participation in the Plan upon reemployment:

     (1) A former Participant or other former Employee who (i) did not have a Vested right to an Accrued Benefit derived from Company contributions on the date his employment with the Company or a Related Company terminated, (ii) incurred a period of consecutive One-Year

Breaks in Service which equaled or exceeded five, and (iii) subsequently is reemployed by the Company or a Related Company, shall become eligible, or again become eligible, to participate in the Plan upon meeting anew the eligibility requirements of Article II(A) above.

     (2) A former Participant (i) who did not have a Vested right to an Accrued Benefit derived from Company Contributions on the date his employment with the Company or a Related Company terminated, (ii) whose Years of Service prior to the termination of his employment may not be disregarded under Article II(B)(1) above, and (iii) who is reemployed by the Company or a Related Company shall become, or again become, a Participant immediately upon again becoming an Employee. As soon as practicable after again becoming a Participant, and as of any subsequent Entry Date, such Employee may elect to have the Company make Elective Contributions on his behalf to the Trust in accordance with Article III(B).

     (3) A former Participant who (i) had a Vested right to an Accrued Benefit derived from Company contributions on the date his employment with the Company or a Related Company terminated and (ii) subsequently is reemployed by the Company or a Related Company again shall become a Participant immediately upon again becoming an Employee. As soon as practicable after again becoming a Participant, and as of any subsequent Entry Date, such Employee may elect to have the Company make Elective Contributions on his behalf to the Trust in accordance with Article III(B).

(D) Inactive Participants.

     Subject to Article IV(P)(1) and (R) with respect to certain Participants, it is agreed as follows:

     (1) During any Plan Year in which a Participant does not have at least one Hour of Service but remains employed by the Company throughout such Plan Year, he shall be deemed an inactive Participant in the portion of the Plan relating to Discretionary Company Contributions and as such he shall not share in the allocation of any such contributions or forfeitures of the same, if any, for such Plan Year under Article IV(A). However, he shall continue to be treated as a Participant in such portion of the Plan for other Plan purposes including the periodic adjustments to accounts of Participants described in Article IV(O)(1),
(2), (4) and (5) and his eligibility to make Elective Contributions to the Trust under Article II(A). If in any subsequent Plan Year such an inactive Participant in the Discretionary Company Contributions portion of the Plan completes at least one Hour of Service, he again shall become an active Participant and shall be treated as such for all Plan purposes.

     (2) For any Plan Year in which an Employee again becomes a Participant following a One-Year Break in Service (or longer break) resulting from the termination of his employment, and is not employed by the Company from the first day of such Plan Year through the date he becomes a Participant, the foregoing Hour of Service requirement (for continued active participation in the Discretionary Company Contributions portion of the Plan) shall also pertain.

     (3) During any period when a Participant fails to conform to the definition of an Employee because he is covered by a collective bargaining agreement within the meaning of Article I(A)(16)(b) but is still employed by the Company or because he is transferred to employment with a Related Company which has not adopted the Plan for its eligible employees, he shall be deemed an inactive Participant and during such period no Compensation paid to him by the Company shall be taken into account for the purpose of allocating Discretionary Company Contributions or forfeitures of the same under Article IV or otherwise under the Plan. However, he shall continue to be treated as a Participant for other Plan purposes including the periodic adjustments to accounts of Participants described in Article IV(O)(1), (2), (4) and (5). If such an inactive Participant again conforms to the definition of an Employee he subsequently shall be treated as an active Participant for all Plan purposes and Compensation paid to him thereafter by the Company shall be taken into account for the foregoing purposes.

     (4) During any period (i) when an election under Article III(B) to reduce the Creditable Compensation which a Participant otherwise would be entitled to receive and to have the Company make Elective Contributions to the Trust on his behalf is not in effect, (ii) when a Participant fails to meet the definition of an Employee because he is covered by a collective bargaining agreement within the meaning of Article I(A)(16)(b), or (iii) when because of a transfer of employment he is employed by a Related Company which has not adopted the Plan, he shall be considered an inactive Participant in the Elective Contributions portion of the Plan and no Elective Contributions will be allocated to his Elective Account for such period. However, during such period the Participant shall continue to be treated as a Participant in the Elective Contributions portion of the Plan for other Plan purposes including the periodic adjustments to accounts of Participants described in Article IV(O)(1), (2), (4) and (5).

                           Article III. Contributions

(A) Discretionary Company Contributions.

     Subject to the limitations of Article III(D) and (E), the Company shall in respect of each taxable year, within the time prescribed by law for filing its federal income tax return for such taxable year (including extensions thereof), contribute to the Trust in furtherance of the Plan, in cash or investments authorized under Article IX(G)(General Powers of Trustee), such amount, if any, as may be determined in the discretion of the Company by or in accordance with a resolution of its Board of Directors adopted within the time prescribed by law for filing its federal income tax return for such taxable year, including extensions thereof, any such amounts being herein called "Discretionary Company Contributions".

(B) Elective Contributions; Adjusted $7,000 Limitation; Corrective
Distributions.

     Subject to the limitations of Article III(D) and (E) and Article IV(E), each Participant may elect within a reasonable time (to be specified by the Committee) before any Entry Date, and before any additional regular periodic dates which the Committee may designate and communicate to Participants, on a form to be furnished to him by the Committee to reduce the Creditable Compensation which otherwise would be paid to him after such Entry Date (or other designated date) and to have the Company make contributions (herein called "Elective Contributions") to the Trust in the amounts of such reductions on his behalf, provided, however, that no Participant may elect to have Elective Contributions (i) made to the Trust on his behalf of less than 1% or more than 15% of such Creditable Compensation or (ii) made to the Trust and/or to any other tax qualified plan of the Company on his behalf of more than the Adjusted Equivalent of $7,000 in any taxable year of the Participant. Such an election, and any election to change the same made pursuant to this Agreement, may be made only with respect to Creditable Compensation which is not currently available to the electing Participant on the Entry Date (or other designated date) as of which the election is made.

     Elective Contributions obtained by the Company by means of payroll reductions shall be paid by the Company to the Trustee at the earliest date on which they can reasonably be segregated from the Company's general assets and in no event later than the 15th business day of the month following the month in which such amounts otherwise would have been paid to the Participant as Creditable Compensation. Subject to the foregoing, Elective Contributions for a Plan Year shall be made during the Plan Year or within the time prescribed in
(A) above for making Discretionary Company Contributions for the Plan Year, except that any additional Company Contributions made under Article IV(G)(2) and treated as Elective Contributions for the Plan Year may be made within 12 months following the close of the Plan Year.

     A Participant who has elected to have the Company make Elective Contributions to the Trust on his behalf may, as of any Entry Date and as of any additional regular periodic dates as the Committee may determine and communicate to Participants, change the annual dollar amount of such Elective Contributions or the percentage of Creditable Compensation used to determine the amount of such Elective Contributions. Also, at any time, a Participant may elect to terminate his Elective Contributions for the period subsequent to the effective date of the election by giving notice to the Committee at least ten days prior to the effective date of such termination. All such elections may be made and become effective only in accordance with such reasonable rules as may be established by the Committee. In the event of the termination of Elective Contributions on behalf of a Participant under this paragraph, the Participant shall not be entitled, until a subsequent Entry Date, to again elect that Elective Contributions be made on his behalf.

                                      III-1

     If the Elective Contributions made to the Trust on behalf of a Participant under the Plan together with any elective deferrals (as defined in Section 402(g)(3) of the Code) under another qualified cash or deferred arrangement as defined in Section 401(k) of the Code, a simplified employee pension as defined in Section 408(k) of the Code, a salary reduction arrangement under Section 403(b) of the Code, a deferred compensation plan under Section 457 of the Code, or a trust described in Section 501(c)(18) of the Code, cumulatively exceed the limitation imposed by Section 402(g) of the Code for the Participant's taxable year, the Participant may, not later than March 1 following the close of such taxable year, notify the Committee in writing of the excess Elective Contributions made to the Trust (in this Agreement called "Excess Elective Deferrals") and request that such Excess Elective Deferrals be paid to the Participant.

     In such event the Committee may direct the Trustee to pay such Excess Elective Deferrals plus any income, or less any loss, allocable to the same to the Participant not later than the first April 15 following the close of such taxable year. At the request of the Participant Excess Elective Deferrals for a taxable year of the Participant may be paid to the Participant from the Trust during the taxable year for which they were made if the Committee so directs the Trustee, provided that in such event (i) the Participant designates the payment as an Excess Elective Deferral, (ii) the payment is made after the date on which the Trustee received the Excess Elective Deferral, and (iii) the Committee designates the payment as a distribution of Excess Elective Deferrals.

     Notwithstanding the foregoing, a Participant's Excess Elective Deferrals for the taxable year of the Participant shall be reduced, but not below zero, by any distribution of Excess Contributions made to the Participant pursuant to
Article IV(G) for the Plan Year beginning with or within the taxable year of the Participant.

     The income or loss allocable to an Excess Elective Deferral paid to a Participant by the Trustee shall be an amount equal to the income or loss of the Participant's Elective Contributions Account for the taxable year of the Participant for which the Excess Elective Deferral was made multiplied by a fraction the numerator of which is the Excess Elective Deferral made on behalf of the Participant for such taxable year and the denominator of which is the Participant's Elective Contributions Account balance as of the beginning of such taxable year plus the Participant's Elective Contributions for such taxable year.

     If Elective Contributions for any Plan Year exceed the percentage limitation imposed on the same by the first paragraph of this Article III(B) the excess shall be refunded to the Participant in the same manner as Excess Elective Deferrals.

(C) Matching Company Contributions.

     Subject to the limitations of Article III(D) and (E) and Article IV(F) and the rights and obligations of the Committee under Article IV(G) and (H) to monitor and make adjustments in certain contributions, the Company shall contribute to the Trust for each Plan Year on behalf of each Participant for whom it makes Elective Contributions for such Plan Year matching contributions (herein called "Matching Company Contributions") in an amount equal to 50% of that portion of his Elective Contributions which does not exceed 7% of the Participant's Creditable Compensation for the portion of the Plan Year in which he was a Participant and made Elective Contributions. For purposes of this Paragraph (C), a Participant's Elective Contributions means his Elective Contributions for the Plan Year remaining after distribution to him of any excess Elective Contributions under Article III(B), IV(D), IV(G)(2)(c) or IV(I) for such Plan Year. A Participant's Elective Contribution for the Plan Year for purposes of this Paragraph (C) means his Elective Contribution remaining after distribution to him of any Excess Elective Deferrals under Article III(B) and any Excess Contributions under Article IV(G)(2)(c) for such

                                      III-2

Plan Year. The Company shall contribute all such Matching Company Contributions to the Trust for each Plan Year in cash from time to time during such Plan Year, or after the end of such Plan Year but not later than the time prescribed by law for filing its federal income tax return for its taxable year with respect to which the Matching Company Contribution is made, including extensions thereof. Pursuant to Article IV(Q)(4), Matching Company Contributions required to be made to the Trust under this Article III(C) shall be reduced by any forfeitures of Matching Company Contributions for the Plan Year in which the forfeitures occur.

(D) [Reserved]

(E) Limitations on Company Contributions.

     The Company Contributions to the Trust for any taxable year of the Company shall not exceed the least of:

     (1) The aggregate Company Contributions permitted by Article IV(D) (specifying maximum Annual Additions) as applied to all Participants;

     (2) An amount equal to 15% of the aggregate Compensation paid during such taxable year to Employees who are Participants as of the Anniversary Date falling within such taxable year, plus the amount of any unused pre-87 limitation carry forwards available under Section 404(a)(3)(A)(v) of the Code in respect of such taxable year; or

     (3) The Company contributions permitted by Article III(E) (pertaining to two or more plans).

(F) Two or More Plans.

     If the Company makes contributions for the taxable year in question, in connection with one or more additional tax qualified plans (including at least one defined benefit plan) whose participants include one or more Participants in this Plan, the total amount so contributed by the Company for said taxable year, including its contribution for said taxable year under Paragraphs A, B and C of this Article III, shall not exceed the greater of (i) 25% of the Compensation otherwise paid during said taxable year to the participants in said additional plans and the Participants in this Plan or (ii) the amount of Company contributions necessary to satisfy the minimum funding standard provided by
Section 412 of the Code for the Plan Year which ends with or within said taxable year (or for any prior Plan Year), all within the meaning of Section 404(a)(7) of the Code; provided that:

     (1) If any carry-over deduction is available to the Company for said taxable year from one or more prior taxable years under Section 404(a)(7)(B), the amount thereof shall reduce the limitation set forth in the foregoing portion of this Paragraph (E).

     (2) If said limitation (reduced, if appropriate, under (1) above) would otherwise be exceeded, the Company's contribution under this Plan for said taxable year shall be reduced by an amount equal to the excess.

(G) Deductibility.

     All Company Contributions to the Trust are conditioned upon the Plan and Trust being initially tax qualified and upon deductibility under Section 404 of the Code, unless otherwise expressly stated by the Company. Accordingly (unless so stated), if the Plan and Trust are submitted to the Internal Revenue Service for a determination letter within the time provided by law for filing the Company's federal income tax return for the fiscal year of the Company in

                                      III-3
which the Plan and Trust were adopted or by such later date as the Secretary of the Treasury may prescribe, and are determined to be not initially tax qualified, or if and to the extent that such a deduction is disallowed within the meaning of Section 403(c)(2) of ERISA, the contribution in question shall be repaid to the Company upon demand (but subject to Paragraph (H) below and, if by reason of disallowance, only to the extent disallowed) within one year after such disallowance or denial of initial qualification. Any Elective Contributions so returned to the Company shall be paid by the Company to the Employees on whose behalf they were made. If any Company contribution for any taxable year shall exceed the amount deductible for said taxable year under the Code, but shall not be repaid pursuant to the foregoing sentence, the portion not so deductible shall in like amount reduce the contribution required in respect of the subsequent taxable year during which the disallowance or other determination of nondeductibility is made and (to the extent not thereby consumed) any subsequent taxable year or years.

(H) Contributions by Mistake.

     If and to the extent that a Company contribution to the Trust is made as a result of facts and circumstances constituting a good faith mistake of fact, the same shall be repaid to the Company upon demand (but subject to Paragraph (H) below and only to the extent of such mistake) within one year after the payment of the contribution. Any Elective Contributions so returned to the Company shall be paid by the Company to the Employees on whose behalf they were made.

(I) Limitation on Repayments.

     All repayments of Company Contributions under Paragraphs (F) and (G) above shall be subject to the conditions that:

     (1) Such repayment shall not include any earnings attributable to that portion of the Company contribution which qualifies for repayment under Paragraphs (F) and (G) above.

     (2) There shall be deducted from the amount of such repayment any losses attributable to that portion of the Company Contribution which qualifies for repayment under Paragraphs (F) and (G) above.

     (3) If in any event such repayment would result in any Participant's account being reduced to a balance which is less than the balance which would have been in his account had the amount contributed by mistake of fact or in excess of the deductible amount not been contributed, then the amount to be repaid shall be reduced until no Participant's account shall be so reduced by reason of such repayment.

(J) No After-Tax Employee Contributions.

     No Employee shall make any nondeductible (after-tax) employee contributions to the Trust for any Plan Year beginning after 1986. This prohibition shall not prevent rollovers or transfers to the Trust permitted under Article XI(F). If this Agreement permitted nondeductible employee contributions prior to the Plan Year beginning after 1986 and any Participant made such contributions, such contributions and earnings thereon shall be fully vested and shall continue to be maintained in a separate account by the Trustee for each such Participant. Also, the provisions of this Agreement relating to nondeductible employee contributions in effect for Plan Years prior to the Plan Year beginning after 1986 shall continue to apply to such separate accounts.

                                      III-4

(K) Corrective Contributions.

     If it becomes necessary to correct a mistake made in amounts distributed from or credited to any Account or to restore the portion of an Account which was forfeited pursuant to any provision of the Plan, correction or restoration shall first be made out of Discretionary Company Contributions and forfeitures, if any, and then out of Trust Fund earnings for the Plan Year in question, but only to the extent that such amounts have not already been allocated under the provisions of the Plan. Any additional amounts needed for such correction or restoration may be provided by a special contribution to the Plan which the Company in its sole discretion (but subject to the applicable limitations on deductible contributions and maximum annual additions) may elect to make. Any such amounts shall be allocated as may be required to correct such mistake or to make such restoration.

                                      III-5

                       Article IV. Allocation And Accounts

(A) Discretionary Company Contributions Accounts.

     The Trustee shall establish an account (herein called a "Discretionary Company Contributions Account") for each Participant and shall thereafter maintain a record thereof. Discretionary Company Contributions under Article III(A) for any taxable year shall, subject to the limitations of Article IV(D) and to Article II(D) regarding inactive Participants, promptly upon receipt be allocated among the various Participants' Discretionary Company Contributions Accounts, as of the Anniversary Date falling within such taxable year, as follows:

     (1) The amount allocated to each Participant's Discretionary Company Contributions Account (including the Discretionary Company Contributions Account of any individual who first became a Participant as of either Entry Date falling within such taxable year) shall be that portion of the Company's Discretionary Company Contributions which the Creditable Compensation paid to such Participant in the taxable year bears to the total Creditable Compensation paid to all the Participants in the taxable year.

     (2) If a Participant's employment terminates for any reason during the taxable year an amount shall be allocated to his Discretionary Company Contribution Account only if, and to the extent, required by Article IV(P)(1) (relating to Fixed Accounts).

(B) Elective Contributions Accounts.

     The Trustee shall establish an account (herein called an "Elective Contributions Account") for each Participant and shall thereafter maintain a record thereof. Elective Contributions under Article III(B) for any Plan Year shall, subject to the limitations of Paragraphs (D) and (E) of this Article IV, be credited to the Participant's Elective Contributions Account upon receipt by the Trustee not less frequently than monthly and in no event later than as of the Anniversary Date falling within such Plan Year.

(C) Matching Company Contributions Accounts.

     The Trustee shall establish an account (herein called a "Matching Company Contributions Account") for each Participant in respect of whom the Company makes a Matching Company Contribution to the Trust and shall thereafter maintain a record thereof. Matching Company Contributions under Article III (C) for any Plan Year in respect of each Participant shall be credited to the Participant's Matching Company Contributions Account upon receipt by the Trustee and in no event later than as of the Anniversary Date falling within such Plan Year.

(D) [Reserved]

(E) Limitations on Annual Additions to Accounts.

     Notwithstanding the foregoing provisions of Paragraphs (A), (B) and (C) of this Article IV or of Article III, the contributions and other additions with respect to any one Participant for any Limitation Year under all Defined Contribution Plans of the Company, expressed as an Annual Addition to such Participant's Accounts under this Plan and as annual additions (defined similarly to Article I(A)(7)) allocated to such Participant's accounts under all other Defined Contribution Plans of the Company, shall not exceed the lesser of:

     (1) For Limitations Years beginning after 1994, the Adjusted Equivalent of $30,000.00, or

     (2) 25% of the Compensation paid to such Participant by the Company in said Limitation Year;

provided that if said limitation would otherwise be exceeded, the amount allocated to said Participant's Accounts shall be reduced by an amount equal to the excess, and Company Contributions for said Limitation Year shall be reduced to the extent necessary to avoid such excess; provided, however, that if such reduction is not possible or practical in the circumstances because the Company Contributions for such Limitation Year have been made at the time it is discovered that said limitation would otherwise be exceeded and the Committee determines that the excess part of such contribution cannot be returned to the Company without adversely affecting the tax qualified status of the Plan either as a contribution made as a result of a mistake of fact or by reason of its nondeductibility, then if such excess was created as the result of the allocation of forfeitures, a reasonable error in estimating a Participant's Compensation or Creditable Compensation, a reasonable error in determining the amount of Elective Contributions that may be made with respect to any individual under the limits of Section 415 of the Code, or under other limited facts and circumstances which the Commissioner of Internal Revenue finds justify the availability of the rules set forth in the remainder of this Paragraph (D), the portion of such excess, if any, attributable to excess Elective Deferrals may be distributed to the Participant to the extent such distribution reduces the excess, and any remaining excess shall be held in a suspense account, provided
(i) no further Company contributions will be made to the Trust on behalf of the Participants for which such excess exists until they can be allocated to the Accounts of such Participants without violating the aforesaid limitation, (ii) investment gains and/or losses and other Trust income are not allocated to such suspense account and (iii) the amounts in such suspense account are allocated to the Accounts of Participants for which such excess exists, or if no such excess exists for any Participant, to the Accounts of the remaining Participants, as of each subsequent date on which contributions are normally allocated until such suspense account is exhausted. In the event the Plan and Trust are terminated any amount in such suspense account at the time of termination shall be allocated to the accounts of the Participants in the Plan Year in which the Plan is terminated in the same proportions as a Company contribution for such Plan Year would be allocated, but only to the extent permitted by the aforesaid limitations on Annual Additions. If after such allocation any amount remains in such suspense account, it shall be paid to the Company and to the extent any such amount consists of Elective Contributions the Company shall pay the same to the appropriate Participants. The word Company as used in this Article IV(D) shall be deemed to include any Related Company unless the context otherwise requires so that for purposes of Section 415 of the Code all employees of the Company and any Related Company shall be treated as employed by a single employer.

(F) Special Limitations on Allocations of Elective Contributions.

     For each Plan Year allocations of Elective Contributions to the Participants' Elective Contribution Accounts shall be limited so that the Actual Deferral Percentage for the group of Participants who are Highly Compensated Employees for the Plan Year shall bear a relationship to the Actual Deferral Percentage for the group of all other Participants for the preceding Plan Year which meets either of the following tests:

     (1) The Actual Deferral Percentage for the group of Participants who are Highly Compensated Employees for the Plan Year is not more than the Actual Deferral Percentage for the group of Participants for the preceding Plan Year who are not Highly Compensated Employees for such preceding Plan Year using the definition of Highly Compensated Employee in effect for such preceding Plan Year multiplied by 1.25, or

     (2) The excess of the Actual Deferral Percentage for the group of Participants who are Highly Compensated Employees for the Plan Year over the Actual Deferral Percentage for the group of Participants for the preceding Plan Year who are not Highly Compensated Employees for such preceding Plan Year using the definition of Highly Compensated Employee in effect for such preceding Plan Year is not more than 2 percentage points, and the Actual Deferral Percentage for the group of Participants who are Highly Compensated Employees for the Plan Year is not more than the Actual Deferral Percentage for the group of Participants for the preceding Plan Year who are not Highly Compensated Employees for such preceding Plan Year using the definition of Highly Compensated Employee in effect for such preceding Plan Year multiplied by 2.

     For purposes of this Paragraph (E), "Actual Deferral Percentage" for each group of Participants referred to above for a Plan Year means the average of the ratios, calculated separately for each Participant in the group, of the amount of Elective Contributions paid to the Trust on behalf of the Participant for the Plan Year, to the Participant's Creditable Compensation paid in that portion of the Plan Year during which he was a Participant. As separately calculated for each Participant, such ratio is referred to as his "Deferral Percentage."

     The Deferral Percentage of a Participant for whom no Elective Contribution is made for the Plan Year is zero. The Deferral Percentages of Participants and the Actual Deferral Percentage of each group of Participants shall be calculated to the nearest one hundredth of one percent. For purposes of the tests described in (1) and (2) above Elective Contributions shall include any amounts treated as Elective Contributions under Article IV(G).

     For purposes of this Paragraph (E), the following special rules shall apply:

     (3) The Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Contributions allocated to his accounts under this Plan and under one or more other plans or arrangements described in Section 401(k) of the Code that are maintained by the Company or a Related Company shall be determined as if all such Elective Contributions were made under a single plan or arrangement.

     (4) The determination and treatment of the Elective Contributions and Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by Regulation. The Company shall maintain for a reasonable time records sufficient to demonstrate compliance with the Regulations relating to the Actual Deferral Percentage test(s) described above and/or applicable prior to January 1, 1997.

(G) Special Limitations on Allocations of Matching Company Contributions.

     For each Plan Year, allocations of Matching Company Contributions to Participants' Matching Company Contributions Accounts shall be limited so that the Actual Contribution Percentage for the group of Participants who are Highly Compensated Employees for the Plan Year shall bear a relationship to the Actual Contribution Percentage for the group of all other Participants for the preceding Plan Year which meets either of the following tests:

     (1) The Actual Contribution Percentage for the group of Participants who are Highly Compensated Employees for the Plan Year is not more than the Actual Contribution Percentage for the group of Participants for the preceding Plan Year who are not Highly Compensated Employees for such preceding Plan Year using the definition of Highly Compensated Employee in effect for such preceding Plan Year multiplied by 1.25, or

     (2) The excess of the Actual Contribution Percentage for the group of Participants who are Highly Compensated Employees for the Plan Year over the Actual Contribution Percentage for the group of Participants for the preceding Plan Year who are not Highly Compensated Employees for such preceding Plan Year using the definition of Highly Compensated Employee in effect for such preceding Plan Year is not more than 2 percentage points, and the Actual

Contribution Percentage for the group of Participants who are Highly Compensated Employees for the Plan Year is not more than the Actual Contribution Percentage for the group of Participants for the preceding Plan Year who are not Highly Compensated Employees for such preceding Plan Year using the definition of Highly Compensated Employee in effect for such preceding Plan Year multiplied by 2.

     For purposes of this Paragraph (G), "Actual Contribution Percentage" for each group of Participants for a Plan Year means the average of the ratios, calculated separately for each Participant in the group, of the amount of Matching Company Contributions paid to the Trust on behalf of each Participant for the Plan Year, to the Participant's Creditable Compensation paid in that portion of the Plan Year during which he was a Participant. As separately calculated for each Participant, such ratio is referred to as his "Contribution Percentage."

     The Contribution Percentage of a Participant for whom no Matching Company Contribution is made for the Plan Year is zero. The Contribution Percentages of Participants and the Actual Contribution Percentage of each group of Participants shall be calculated to the nearest one hundredth of one percent. For purposes of the tests described in (1) and (2) above Matching Company Contributions shall include any amounts treated as Matching Company Contributions under Article IV(H).

     For purposes of this Paragraph (G), the following special rules shall apply:

     (3) The Contribution Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Matching Company Contributions allocated to his accounts under this Plan and under one or more other plans or arrangements described in Section 401(k) of the Code that are maintained by the Company or a Related Company shall be determined as if all such Matching Company Contributions were made under a single plan or arrangement.

The determination and treatment of the Matching Company Contributions and Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by Regulation. The Company shall maintain for a reasonable time records sufficient to demonstrate compliance with the Regulations relating to the Actual Contribution Percentage test described above and/or applicable prior to January 1, 1997.

(H) [Reserved]

(I) Adjustments to Prevent Excess Allocations of Elective Contributions.

     In order to assure that no amounts in excess of the limitations imposed by Paragraph (E) of this Article IV are allocated to the Elective Contributions Account of any Participant who is a Highly Compensated Employee, and in the case of (1) below also to assure that no amounts in excess of the limitations imposed by Article III(D) and (E) and Article IV(D) are exceeded, the following steps shall be taken:

     (1) The Committee shall monitor elections made by Participants under
Article III(B) and Elective Contributions being made periodically to the Trust pursuant to such elections and may require changes in the elections of Participants, prior to or during any Plan Year, which would reduce the Elective Contributions being made to the Trust on behalf of such Participants and the Matching Company Contributions being made to the Trust on account of such Elective Contributions and/or may reduce or terminate such Elective Contributions and the Matching Company Contributions being made to the Trust on account of such Elective Contributions at any time, in order to assure compliance with any of the limitations referred to above.

     (2) If notwithstanding the Committee's efforts to monitor allocations to the Accounts of Participants as required by subparagraph (1) above, the Committee determines after the end of a Plan Year that the allocations of Elective Contributions to the Elective Contribution Accounts of Highly Compensated Employees for such Plan Year exceed the special limitations described in Paragraph (E) above:

          (a) The Company may make additional discretionary contributions to the Trust for such Plan Year (or prior Plan Year if the prior year testing method is used) for allocation to separate accounts of Participants who are not Highly Compensated Employees, or to accounts of all Participants, in amounts which in combination with Elective Contributions (and any Qualified Matching Contributions under (b) below) for such Plan Year (or prior Plan
               Year) are sufficient to cause such special limitations not to be exceeded. Any such contributions (i) shall be allocated to separate accounts of such Participants in proportion to the Creditable Compensation of each paid in that portion of the applicable Plan Year during which he was a Participant, or if for Plan Years beginning after 1989 Regulations so require, at any time in such Plan Year, (ii) shall meet the requirements of Regulation 1.401(k)-1(b)(5), and (iii) shall be made no later than the end of the 12-month period following the end of the Plan Year to which the contribution relates. Such special accounts shall be fully Vested at all times, shall be subject to the same limitations on distributions which are applicable to Elective Contributions described in Article V(F) and shall be treated as Elective Contributions for purposes of Article IV(E). Also, the Company may transfer to separate accounts of the kind described above any Discretionary Company Contributions made to the Trust for such Plan Year in which event they shall be treated in the same manner and be subject to the same conditions as additional discretionary contributions to the Trust under this subparagraph
               (a). Contributions made or transferred to separate accounts pursuant to this subparagraph (a) are referred to in this Agreement as "Qualified Nonelective Contributions".

          (b) The Company may treat all or part of the Matching Company Contributions to the Trust for such taxable year, all of which are fully Vested and subject to the limitations of Article V(F), as Elective Contributions. The Company may make additional matching contributions to the Trust for such Plan Year for allocation to separate accounts of Participants for whom Elective Contributions were made to the Trust for such Plan Year and who are not Highly Compensated Employees in amounts which in combination with the Elective Contributions, the Matching Company Contributions treated as Elective Contributions (and any Qualified Nonelective Contributions under (a) above) for such Plan Year are sufficient to cause such special limitations not to be exceeded. Any such additional matching contributions (i) shall be allocated to separate accounts of such Participants in proportion to the Elective Contributions made on behalf of each for the Plan Year, (ii) shall meet the requirements of Regulation 1.401(k)-1(b)(5), and (iii) shall normally be made within the time prescribed by law for filing the Company's federal income tax return for its taxable year with respect to which the matching contribution is made, including extensions thereof. Such special accounts shall be fully Vested at all times and shall be subject to the same limitations on distributions which are applicable to Elective Contributions described in Article V(F) and shall be treated as Elective Contributions for purposes of Article IV(E). Also, the Company may transfer to separate accounts of the kind described above any Discretionary Company Contributions and Matching Company Contributions, which are not fully Vested and subject to the limitations of Article V(F), made to the Trust for such Plan Year in which event they shall be treated in the same manner and be subject to the same conditions as additional matching contributions to the Trust under this subparagraph (b). Matching Company Contributions which are fully Vested and subject to the limitations of Article V(F), and contributions made or transferred to separate accounts pursuant to this subparagraph (b) are referred to in this Agreement as "Qualified Matching Contributions".

          (c) The Committee may direct the Trustee to distribute to Participants who are Highly Compensated Employees that portion of the Elective Contributions made to the Trust on their behalf for such Plan Year which exceeds the special limitations of Article IV(E) (in this Agreement called "Excess Contributions") adjusted for earnings or losses. Any Excess Contributions, as so adjusted, to be distributed to Participants shall be designated as Excess Contributions by the Company and be distributed after the close of the Plan Year for which they were made normally within 2-1/2 months after the end of such Plan Year, and in any event not later than 12 months after the end of such Plan Year. (If such Excess Contributions are distributed after 2-1/2 months after the end of such Plan Year an excise tax is imposed on the Company with respect to the same.)

          (d) The total Excess Contributions, if any, for the Plan Year for Participants who are Highly Compensated Employees shall be determined and (if the Committee directs the Trustee as permitted by (c) above) shall be distributed in accordance with the following procedure:

               (i) First, determine the dollar amount of Excess Contributions for each Highly Compensated Employee for whom an Excess Contribution is made for the Plan Year in the manner described in Code Section 401(k)(8)(B) and Regulation ss. 1.401(k)-1(f)(2).

               (ii) Second, determine the total amount of the Excess Contributions described in (i) above (the "Total Excess Contributions").

               (iii) Third, reduce the Elective Contribution of the Highly
                     Compensated Employee with the highest dollar amount of Elective Contribution for the Plan Year to the extent required to either (A) reduce the Total Excess Contributions to zero or (B) cause the Highly Compensated Employee's Elective Contribution to equal the dollar amount of the Elective Contribution of the Highly Compensated Employee with the next highest dollar amount of Elective Contributions, whichever is less. Repeat this process until the Total Excess Contributions are reduced to zero. When and if the Elective Contributions of two or more Highly Compensated Employees to be reduced are the same, such Elective Contributions shall be reduced equally and simultaneously. The amount of any and all such reductions for each Highly Compensated Employee for whom a reduction is made (the "Excess Elective Contribution"), adjusted for earnings or losses, shall be distributed to each such Highly Compensated Employee in accordance with (c) above.

               (iv) If the distributions referred to in (iii) above are made, the requirements of Article IV(E) shall be treated as being met, regardless of whether the Actual Deferral Percentage for the group of Participants who are Highly Compensated Employees, if recalculated after such distributions are made, would satisfy such requirements.

          (e) The income or loss allocable to an Excess Elective Contribution distributed to a Highly Compensated Employee under (c) and (d) above by the Trustee shall be an amount equal to the income or loss of the Participant's Elective Contributions Account for the Plan Year for which the Excess Elective Contribution was made multiplied by a fraction the numerator of which is the Excess Elective Contribution made on behalf of the Participant for such Plan Year and the denominator of which is the Participant's Elective Contributions Account balance as of the beginning of such Plan Year plus the Participant's Elective Contributions for such Plan Year.

(J) Adjustments to Prevent Excess Allocations of Matching Company Contributions.

     If notwithstanding the Committee's efforts to monitor allocations to the Accounts of Participants as required by Article IV(G)(1), the Committee determines after the end of a Plan Year that the allocations of Matching Company Contributions to the Matching Company Contribution Accounts of Highly Compensated Employees for such Plan Year exceed the special limitations described in Paragraph (F) above:

     (1) The Company may make Qualified Nonelective Contributions to the Trust for such Plan Year for allocation to separate accounts of Participants and/or transfer Discretionary Company Contributions for such Plan Year to such separate accounts, in the same manner and subject to the same conditions set forth in
Article IV(G)(2)(a), which in combination with the Matching Company Contributions (and any additional matching contributions under (2) below) for such Plan Year are sufficient to cause such special limitations not to be exceeded. Also, to cause such special limitations not to be exceeded the Company may transfer to separate accounts of the kind described above any Elective Contributions made to the Trust for such Plan Year provided that Elective Contributions for such Plan Year meet the requirements of Reg. 1.401(m)-1(b)(5).

     (2) The Company may make additional matching contributions to the Trust for such Plan Year (or prior Plan Year if the prior year testing method is used) for allocation to the Matching Company Contributions Accounts of Participants for whom Elective Contributions were made to the Trust for such Plan Year (or prior Plan Year) and who are not Highly Compensated Employees in amounts which in combination with the Matching Company Contributions (and any Qualified Nonelective Contributions under (1) above) for such Plan Year are sufficient to cause such special limitations not to be exceeded. Any such contributions shall be allocated to the Matching Company Contributions Accounts of such Participants in proportion to the Matching Company Contributions theretofore made on behalf of each for the applicable Plan Year, and shall normally be made no later than the end of the 12-month period following the end of the Plan Year to which the contribution relates. Such additional matching contributions shall be subject to the same plan rules applicable to Matching Company Contributions and shall be treated as Matching Company Contributions for purposes of Article IV(F).

     (3) The Committee may direct the Trustee to distribute to Participants who are Highly Compensated Employees that portion of the Matching Company Contributions made to the Trust on their behalf for such Plan Year which exceeds the special limitations of Paragraph (F) of this Article IV (in this Agreement called "Excess Matching Contributions") adjusted for earnings or losses. Any Excess Matching Contributions, as so adjusted, to be distributed to Participants shall be designated as Excess Matching Contributions by the Company and be distributed after the close of the Plan Year for which they were made normally within 2 1/2 months after the end of such Plan Year, and in any event not later than 12 months after the end of such Plan Year. (If such Excess Matching Company Contributions are distributed after 2 1/2 months after the end of such Plan Year an excise tax is imposed on the Company with respect to the same.)

     (4) The total Excess Matching Company Contributions for the Plan Year, if any, for Participants who are Highly Compensated Employees shall be determined and (if the Committee directs the Trustee as permitted by (3) above) shall be distributed in accordance with the following procedure:

               (i) First, determine the dollar amount of Excess Matching Company Contributions for each Highly Compensated Employee for whom an Excess Matching Company Contribution is made for the Plan Year in the manner described in Code Section 401(m)(6)(C) and Regulation ss. 1.401(m)-1(e)(2).

               (ii) (ii) Second, determine the total amount of the Excess Matching Company Contributions described in (i) above (the "Total Excess Matching Company Contributions").

               (iii) Third, reduce the Matching Company Contribution of the
                     Highly Compensated Employee with the highest dollar amount of Matching Company Contribution for the Plan Year to the extent required to either (A) reduce the Total Excess Matching Company Contributions to zero or (B) cause the Highly Compensated Employee's Matching Company Contribution to equal the dollar amount of the Matching Company Contribution of the Highly Compensated Employee with the next highest dollar amount of Matching Company Contributions, whichever is less. Repeat this process until the Total Excess Matching Company Contributions are reduced to zero. When and if the Matching Company Contributions of two or more Highly Compensated Employees to be reduced are the same, such Matching Company Contributions shall be reduced equally and simultaneously. The amount of any and all such reductions for each Highly Compensated Employee for whom a reduction is made (the "Excess Matching Contribution"), adjusted for earnings or losses, shall be distributed to each such Highly Compensated Employee in accordance with (3) above.

               (iv) If the distributions referred to in (iii) above are made, the requirements of Article IV(F) shall be treated as being met, regardless of whether the Actual Deferral Percentage for the group of Participants who are Highly Compensated Employees if recalculated after such distributions are made, would satisfy such requirements.

     (5) The income or loss allocable to an Excess Matching Contribution distributed to a Highly Compensated Employee under (3) and (4) above by the Trustee shall be an amount equal to the income or loss of the Participant's Matching Company Contributions Account for the Plan Year for which the Excess Matching Contribution was made multiplied by a fraction the numerator of which is the Excess Matching Contribution made on behalf of the Participant for such Plan Year and the denominator of which is the Participant's Matching Company Contributions Account balance as of the beginning of such Plan Year plus the Matching Company Contributions made on behalf of the Participant for the Plan Year.

Instead of directing the Trustee to distribute any Excess Matching Company Contributions for the Plan Year to Participants who are Highly Compensated Employees, the Committee may direct the Trustee to allocate such Excess Matching Company Contributions, adjusted for income or loss and determined and allocated as provided in (3) through (5) above, to the Matching Company Contribution Accounts of Participants who are not Highly Compensated Employees and for whom Elective Contributions were made to the Trust for the Plan Year. Such Excess Matching Company Contributions as so adjusted shall be allocated among such accounts in the ratio which each such Participant's Creditable Compensation for the Plan Year bears to the Creditable Compensation of all such Participants for the Plan Year. Any Matching Company Contribution for the Plan Year made to the Trust on account of an Elective Contribution which is determined to be an Excess Elective Deferral under Article III(B) or an Excess Contribution under Article IV(E) and (G) or (I) shall, after adjustment for income or loss, be allocated among the Matching Company Contribution Accounts of such participants in the same manner.

(K) [Reserved]

(L) Adjustments to Prevent Multiple Use of Alternative Limitation.

     If multiple use of the alternative limitations described in Articles IV(E)(2) and IV(F)(2), as defined by Regulation 1.401(m)-2, shall occur, such multiple use shall be corrected by reducing the Actual Deferral Percentage of the group of Highly Compensated Employees in the manner described in Article IV(G)(2)(d) and (e). In determining whether multiple use of such alternative limitations has occurred the applicable Actual Deferral Percentages and Actual Contribution Percentages shall be determined after all adjustments made under
Article IV(G) and (H). The required reduction shall be treated as an Excess Contribution and shall be allocated and distributed in the same manner described in Article IV(G)(2)(c), (d) and (e).

     If Excess Elective Contributions and Excess Matching Contributions, if any, have been distributed to one or more Highly Compensated Employees under Article IV(G)(2)(c) and (d) and Article IV(H)(3) and (4), the Actual Deferral Percentages and Actual Contribution Percentages referred to in the preceding paragraph shall be deemed to be the highest percentages permitted under Code Sections 401(k)(3) and 401(m)(2), respectively.

(M) Establishment and Objectives of Investment Funds.

     The Company Contributions allocated for each Plan Year to Accounts of Participants for such Plan Year as provided in Paragraphs (A), (B) and (C) of this Article IV, shall be received by the Trustee to be held and administered by it in accordance with the terms of this Agreement. Within the context of the Trust Fund, the Trustee at the direction of the Committee shall establish one or more Investment Funds having such investment objectives as may be ascribed to each such fund by the Committee. Such Investment Funds may consist of the Trust's investment in (i) one or more pooled funds established by the Trustee, if it is a bank or trust company, for the investment of the assets of tax qualified pension and/or profit-sharing plans, (ii) one or more mutual funds,
(iii) one or more contracts issued by an insurance company, and/or in (iv) any other investment vehicle suitable for the investment of assets of the Trust Fund and designated by the Committee.

     The Committee shall provide information to Participants regarding the Investment Funds available under the Plan, including a description of the investment objectives and types of investments of each such Investment Fund. If a prospectus is required to be issued with respect to any such Investment Fund, the Committee will inform Participants of the availability of such prospectus or, if required by law, arrange to furnish a copy of the prospectus to each Participant.

(N) Investment of Company Contributions.

     As of each day of the Plan Year for which the Trustee receives financial markets pricing data, each Participant shall have the right to designate on an investment election form furnished by the Committee in accordance with procedures established by the Committee how Company Contributions thereafter made to the Trust on his behalf are to be allocated among the Investment Funds. The Committee shall either furnish such investment election forms to the Trustee or shall compile the results of such elections and direct the Trustee how such contributions for each Participant are to be allocated among such Investment Funds. The Trustee shall as soon as reasonably possible after receipt of each Company Contribution made by the Company to the Trust, and not less frequently than monthly, allocate such contribution among the Investment Funds in accordance with such investment elections or instructions. Until a new investment election or instruction for any Participant is received by the Trustee, the Trustee shall continue to invest Company Contributions made for such Participant in the manner designated on the most recently received investment election or instruction relating to such Participant. If the Trustee shall receive a Company Contribution for a Participant for whom it has not received any investment election or instruction, the Trustee shall invest such contribution in the Investment Fund which most nearly fits the description of a short-term fixed income fund.

(O) Participant's Rights to Periodic Reallocation of Accounts.

     As of each day of the Plan Year for which the Trustee receives financial markets pricing data, each Participant shall be entitled to direct the Trustee in accordance with procedures established by the Committee to reallocate all or a portion of his Accounts so that, as of the date of such reallocation, specified percentages (in multiples to be designated by the Committee) of his Accounts shall be invested in one or more of the Investment Funds. Upon receipt of timely instructions from the Committee (which shall be consistent with the directions of Participants desiring allocation or reallocation) the Trustee shall, not later than the month end following receipt of such instructions, invest or reinvest such portions of the Accounts of Participants thus directing allocation or reallocation as will (immediately following such investment or reinvestment) result in the Accounts of each such Participant being invested in the Investment Funds substantially in accordance with the directions of each such Participant. However, no transfers between Investment Funds shall be permitted if prohibited by the rules applicable to the particular Investment Fund from or to which a transfer is to be made or by rules adopted by the Committee and communicated to the Participants.

(P) Participants' Credit Accounts.

     The Trustee shall establish and maintain one or more Credit Accounts for each Participant, showing the balance of each of his Accounts in each of the Investment Funds, and for such other purposes as may be useful in the administration of the Trust under this Agreement, and shall cause to be furnished to each Participant at least annually a statement of the Credit Accounts. The fact that Credit Accounts are established and maintained shall not be construed to mean under any circumstances or event that any Participant has title to any specific asset held in trust hereunder.

(Q) Periodic Revaluation of Investment Funds.

     As of each Valuation Date the Trustee shall determine as provided in
Article IX(H) (Appraisal), or shall cause the organization(s) holding the assets of a particular Investment Fund, such as an insurance company or mutual fund, to determine the net earnings or the net loss of each Investment Fund including net capital gains or losses, if any, for the period ending on such date or since the previous Valuation Date, and shall revalue, or cause to be revalued, each Investment Fund so as to reflect the increase or decrease in the value of the investments of each Investment Fund as compared to the value of such investments as of the previous Valuation Date. To the extent an Investment Fund is invested in shares or units of participation in a mutual fund or pooled fund maintained by the Trustee, such shares or units of participation shall be valued in the manner they are normally valued by the mutual fund or pooled fund. To the extent an Investment Fund is invested in an annuity or deposit administration contract, including a guaranteed income contract or similar contract issued by an insurance company, it shall be valued in the manner such contract is normally valued by the insurance company.

(R) Periodic Adjustments to Accounts.

     Adjustments shall from time to time be made to each Participant's Accounts as follows:

     (1) The Trustee shall debit such Accounts currently in respect of any distributions of benefits therefrom.

     (2) Promptly following each revaluation of an Investment Fund pursuant to Paragraph (N) above, the Trustee shall allocate, or shall cause to be allocated, to each such Account invested in such Investment Fund a portion of the net earnings or net loss of such Investment Fund, including appreciation or depreciation in the value of the assets of such fund, such portion being determined by applying to such net earnings or loss the ratio which the balance of each Account in such fund on the immediately preceding Valuation Date bears to the total of the balances of all Accounts in such fund on such Valuation Date, but taking into account in a manner determined to be equitable by the Trustee (with the consent of the Committee) any Company Contributions to, or distributions from, such Accounts since the immediately preceding Valuation Date. Notwithstanding the foregoing, the Trustee may allocate, or cause to be allocated, to each such Account invested in such Investment Fund a portion of the net earnings or net loss of such Investment Fund, periodically and not less frequently than quarterly, on any other basis which in the Trustee's judgment is fair and equitable to Participants and which is based in substance on the sizes of the Accounts invested in such Investment Fund over the period during which such net earnings or net loss in value occurs; provided the Committee consents to such other basis of allocation.

     (3) As of each Anniversary Date, the Trustee shall credit each Discretionary Company Contributions Account in the same proportion as Discretionary Company Contributions are to be credited under Paragraph (A) above, with respect to any forfeitures occurring or becoming final, as the case may be, since the previous Anniversary Date, as provided in Paragraph (Q) below (Forfeitures).

     (4) Notwithstanding (2) above, any portion of a Participant's Discretionary Company Contributions Account which is "segregated" pursuant to Article IX(O) shall be excluded from the calculation described in (2) above but shall nevertheless remain as part of such Participant's Discretionary Company Contributions Account.

     (5) Expenses and compensation of the Trustee and Committee may be charged to the Accounts of Participants as provided in Article XI(P).

(S) Fixed Accounts.

     Upon the termination of a Participant's employment with the Company, whether due to his retirement, death, disability or other cause whatsoever, he shall cease to be a Participant for purposes of Article III and, except for benefits payable or distributable under this Agreement, shall cease to have any further right, title or interest in the Plan and Trust; provided, further, that
-

     (1) Such Participant's Accounts, except to the extent his Discretionary Company Contributions Account and/or his Matching Company Contributions Account may be forfeited, shall become fixed and Vested at their balances as of the close of the Valuation Date coinciding with or next following the date of such termination. "Valuation Date" with respect to a Participant's most recent day prior to a distribution for which the Trustee has received financial markets pricing data. Otherwise, subject to Article IV(R), if such termination shall be by reason of his death, disability, attainment of Normal Retirement Age or shall occur subsequent to his completion of at least one Hour of Service in the Plan Year of termination, his Discretionary Company Contributions Account shall participate in the allocation of Company contributions and forfeitures under Paragraphs (A) and (R)(3) above as of the Anniversary Date coinciding with or next following his termination to the same extent as if he were still a Participant. At the election of the Participant, payment, or the start of payments, of the Participant's entire Vested Account under Article V may be deferred until after any Discretionary Company Contribution allocable to his Discretionary Company Contributions Account for the Plan Year of termination is made, or the portion of such Vested Accounts not including such Discretionary Company Contribution may be paid or may start as soon as administratively feasible after the applicable Valuation Date, and such Discretionary Company Contribution may be paid, or payments of the same may start, as soon as administratively feasible after it is made to the Trust. Notwithstanding the foregoing, if the Valuation Date described above is subsequent to the Participant's Required Beginning Date then such Valuation Date shall be the Valuation Date immediately preceding the Participant's Required Beginning Date.

     (2) In determining the balance of any Account under (1) above, there shall be included any Company Contributions and other items which have been or should be credited or debited to such Account as of the Valuation Date or prior thereto. Thereafter, no further credits or debits shall be made to said Account, except as provided in (1) above and except for:

          (a)  Distributions therefrom,

          (b)  Special expenses chargeable thereto under Article XI(P)(2)(b),

          (c)  Matters mentioned in Subparagraphs (3) and (4) below, and

          (d) Any Elective Contributions and Matching Company Contributions made to the Trust with respect to the Participant after the Valuation Date.

     (3) If prior to the termination of the Participant's employment the Trustee was investing any of his Accounts in accordance with the Participant's instructions, the Trustee shall continue to invest such Accounts in accordance with such instructions for as long as administratively feasible prior to the time such Accounts are paid to the Participant. Any vested Account not being invested in accordance with the Participant's instructions and not required to be paid to the Participant as soon as administratively feasible after its amount is determined, e.g., if payment of such Vested Account is deferred until the Participant's Normal Retirement Date, shall continue to be credited or debited with is allocable share of the profits or losses of the Trust Fund, or of the separate Investment Funds in which it is invested, (after subtracting any Trustee fees and expenses of the Trustee and Committee chargeable to such Fund) according to such reasonable and uniform practice as the Trustee shall adopt or the Committee shall direct.

(T) Forfeitures.

     With respect to all or part of a Participant's Discretionary Company Contributions Account and Matching Company Contributions Account which are subject to forfeiture under Article V(C) below (Early Retirement; Vesting Schedule) -

     (1) If the Participant elects under Article V(A)(1) and (C) to receive the Vested part of his Discretionary Company Contribution Account, if any, in a Lump Sum as promptly as possible after the termination of his employment and such forfeiture is not contested, on the last day of the Plan Year in which the Participant's employment terminates the forfeited part of his Discretionary Company Contributions Account shall become final and be credited to other Discretionary Company Contributions Accounts, as provided by Article IV(O)(3) above (Periodic Adjustments to Accounts). If the Participant is not Vested in any part of his Discretionary Company Contributions Account, he shall be deemed to have elected to receive the Vested part of such Account, namely zero, in the manner provided above.

     (2) If the Participant elects under Article V(A)(2) and (C) to receive the Vested part of his Accounts, if any, in any form permitted by the Plan other than a Lump Sum, on the last day of the Plan Year in which the Participant receives the payment of a portion of the Vested part of his Discretionary Company Contributions Account, part of the nonvested portion of such account shall be treated as forfeited and shall be credited to other Discretionary Company Contributions Accounts as provided in (1) above. Such part shall be the total nonvested portion of the Participant's Discretionary Company Contributions Account multiplied by a fraction, the numerator of which is the amount received by the Participant from his Discretionary Company Contributions Account in the Plan Year and the denominator of which is the Participant's Vested Discretionary Company Contributions Account balance as of the last day of the previous Plan Year; provided, however, that if the Participant incurs five consecutive One-Year Breaks in Service the remaining nonvested portion of the Participant's Discretionary Company Contributions Account shall be forfeited and allocated to other Discretionary Company Contributions Accounts as of the last day of the Plan Year in which the fifth consecutive One-Year Break in Service occurs.

     (3) In the event (2) above applies, or if such forfeiture is contested, it shall be held in suspense and, while so held, shall be subject to debits and credits under Paragraph (G) above in the same manner as an active Participant's Discretionary Company Contributions Account, except that Discretionary Company Contributions and other forfeitures shall not be credited thereto. Later, when its status is finalized, it shall (adjusted by debits and credits as aforesaid) either be paid to the terminated Participant to the extent successfully contested by him or credited to other Discretionary Company Contributions Accounts as provided by (1) and(2) above.

     (4) Matching Company Contributions forfeited under Article V(C) shall be treated in the same manner as forfeited Discretionary Company Contributions under (1) through (3) above as if the terms Matching Company Contributions and Matching Company Contributions Accounts were substituted for the terms Discretionary Company Contributions and Discretionary Company Contributions Accounts, except that instead of allocating such forfeited Matching Company Contributions to the Matching Company Contribution Accounts of other Participants such forfeited amounts shall be applied to reduce Matching Company Contributions otherwise required to be made to the Trust for the Plan Year in which the forfeiture occurred or for the next following Plan Year or Plan Years and pending such application shall be held in a suspense account in the Trust.

(U) Additional Participant Allocations.

     If for any Plan Year the Plan would otherwise fail to meet the requirements of Code Section 410(b)(1)(B) and the Regulations thereunder because the Company's Discretionary Company Contribution has not been allocated to a sufficient percentage of Employees who are not Highly Compensated Employees for the Plan Year, then the following rules shall apply:

     (1) Subject to (3), (4) and (5) below, the group of Participants eligible to share in the Company's Discretionary Company Contribution and forfeitures, if any, for the Plan Year shall be expanded to include the minimum number of additional non-Highly Compensated Employees who would not otherwise be eligible as are necessary to satisfy the test specified above. The specific additional non-Highly Compensated Employees who shall become eligible to share under this subparagraph shall be those who are actively employed on the last day of the Plan Year and, when compared to similarly situated non-Highly Compensated Employees, have completed the greatest number of Hours of Service in the Plan Year.

     (2) Subject to (3), (4) and (5) below, if after application of subparagraph
(1) above, the applicable test is still not satisfied, then the group of Participants eligible to share in the Company's Discretionary Company Contribution and forfeitures, if any, for the Plan Year shall be further expanded to include the minimum number of additional non-Highly Compensated Employees who are not actively employed on the last day of the Plan Year as are necessary to satisfy the applicable test. The specific additional non-Highly Compensated Employees who shall become eligible to share under this subparagraph shall be those non-Highly Compensated Employees, when compared to similarly situated non-Highly Compensated Employees, who have completed the greatest number of Hours of Service in excess of 500 in the Plan Year before terminating employment.

     (3) The only Employees eligible to share in the Company's Discretionary Company Contribution and forfeitures, if any, for the Plan Year under this Paragraph (R) shall be non-Highly Compensated Employees who were Participants as of either Entry Date falling within the Plan Year but who either failed to complete the number of Hours of Service required under Article IV(P)(1) to share in the Company's Discretionary Company Contribution and any forfeitures for the Plan Year or failed to be actively employed by the Company on the last day of the Plan Year.

     (4) Nothing in this Paragraph (R) shall permit the reduction of a Participant's Accrued Benefit. Therefore any amounts that have previously been allocated to Participants may not be reallocated to satisfy these requirements. In such event, the Company shall make an additional Discretionary Company Contribution equal to the allocations such additional non-Highly Compensated Employees would have received had they initially been eligible for allocations, even if such contribution exceeds the amount which would be deductible under Code Section 404. Any adjustment to the allocations pursuant to this Paragraph
(R) shall be considered a retroactive amendment effective in the Plan Year and adopted within the time permitted by Code Section 401(b).

     (5) Any corrective action for a Plan Year required to be taken by (1), (2),
(3) and/or (4) above must be taken on or before the 15th day of the 10th month after the close of such Plan Year.

                   Article V. Retirement Benefits and Vesting

(A) Normal Retirement.

     (1) A Participant may retire from the employment of the Company at his Normal Retirement Date, whereupon the Trustee, subject to Article VIIA(A) (providing that benefits payable to a Participant who elects under (3) below to receive his benefits under the Plan in the form of a life annuity shall be paid in the Qualified Joint and Survivor Annuity form unless the Participant elects, with the consent of his spouse if he is married, to waive such form of payment in the manner and subject to the conditions imposed by Article VIIA(C)), shall as promptly as possible arrange to make benefits available to the Participant in a Lump Sum. Subject to (2) below, the payment of such Lump Sum shall be made not less than 30 days and not more than 90 days after receipt by the Participant of such written notice from the Committee.

     (2) If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may be made, or may commence, less than 30 days after the notice required under Section 1.411(a)-11(c) of the Regulations is given, provided that:

          (a) the Committee clearly informs the Participant that the Participant has a right for a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

          (b) the Participant, after receiving the notice, affirmatively elects a distribution.

     (3) If the Participant shall so specify in a written election delivered to the Committee not later than 30 days after the later of (i) his retirement or
(ii) the Valuation Date as if which his account balance is to be determined under Article IV(C)(1), his Vested account balance shall be applied to purchase an annuity from an Insurer providing such Participant with an annuity for the Participant's life.

     (4) The Participant's Fixed Account payable under (1), (2) or (3) above shall be fully Vested and nonforfeitable.

     Notwithstanding the foregoing, a Participant's Normal Retirement Date under the Plan shall not be construed as a mandatory retirement date.

(B) Late Retirement.

     If a Participant shall continue in the Company's employ beyond his Normal Retirement Date (in which event he shall remain a Participant in the Plan for all purposes), no retirement benefits shall be payable to him under this Agreement until his actual retirement, at which time the same steps shall be taken as in the case of normal retirement, provided that in no event shall such benefits be paid or commence to be paid later than the Required Beginning Date or other deadline specified in Article V(D).

(C) Early Retirement; Vesting Schedule for Discretionary Company Contributions and Matching Company Contributions; Full Vesting of Elective Contributions and Matching Company Contributions.

     Upon retirement of a Participant prior to his Normal Retirement Date, the Trustee shall as promptly as possible (but subject to Article V(E)) arrange to make benefits available to the Participant (except as otherwise provided in Article X(A) and in Article XII) in the same manner and form as at normal retirement; provided, however, that -

     (1) Such Participant shall be entitled only to a percentage of the balance in his Discretionary Company Contributions Account and the balance in his Matching Company Contributions Account based upon the number of his Years of Service, as follows:

Years of Service              Percentage Vesting
less than 2                            0%
2 but less than 3                     25%
3 but less than 4                     50%
4 but less than 5                     75%
5 or more                            100%

     (2) In computing a Participant's period of service for purposes of (1) above, he shall be credited with one Year of Service for each Plan Year, i.e., the vesting Computation Period, during which he has completed at least 1,000 Hours of Service with the Company (regardless of whether or not he was a Participant at such time) except that the following shall not be counted:

          (a) For purposes of determining his Vested percentage in such account following a break in service, Years of Service during vesting Computation Periods prior to a One-Year Break in Service shall not be counted unless and until the Employee completes 1,000 Hours of Service during the 12 consecutive month period beginning on the date he first completes one Hour of Service (his "Re-employment Commencement Date") or during any subsequent 12 consecutive month period beginning on an anniversary of his Re-employment Commencement Date;

          (b) In the case of a Participant or other Employee who does not have a Vested right to an Accrued Benefit derived from Discretionary Company Contributions and Matching Company Contributions, i.e., who is not Vested in any part of his account balance under the Plan derived from Discretionary Company Contributions and Matching Company Contributions, Years of Service prior to a period of consecutive One-Year Breaks in Service shall not be counted if the number of consecutive One-Year Breaks in Service in such period equals or exceeds five (excluding from the number of Years of Service before such period any Years of Service not required to be counted hereunder by reason of any prior break in service);

          (c) Years of Service during any period for which the Company did not maintain the Plan or a predecessor plan (within the meaning of Section 411(a)(4)(C) of the Code);

          (d) Years of Service before age 18 if permitted by Section 411(a)(4)(A) of the Code, but not the Year of Service during which age 18 was attained;

provided, further, that Years of Service after five or more consecutive One-Year Breaks in Service shall not be counted for purposes of determining the Vested percentage under (1) above of the Participant's Accrued Benefit derived from Discretionary Company Contributions and Matching Company Contributions which accrued before such five or more consecutive One-Year Breaks in Service.

     (3) If a Participant's eligibility Computation Period overlaps two vesting Computation Periods and he completed 1,000 Hours of Service during such eligibility Computation Period but failed to complete 1,000 Hours of Service in either of the overlapped vesting Computation Periods, then the Year of Service completed for eligibility to participate shall be deemed a Year of Service for the vesting Computation Period during which such eligibility Computation Period ended.

     (4) The portion of such Participant's Discretionary Company Contributions Account to which he is not entitled under (1) above, if any, shall be forfeited and allocated among the other Participants' Discretionary Company Contributions Accounts pursuant to Article IV(Q) (Forfeitures). The portion of such Participant's Matching Company Contribution Account to which he is not entitled under (1) above, if any, shall be forfeited and applied to reduce Matching Company Contributions pursuant to Article IV(Q)(4). If, following a distribution of the Vested portion of a partially Vested Participant's Account, he is reemployed by the Company in circumstances where he has not sustained five consecutive One-Year Breaks in Service, then, following such re-employment, the portion of the Participant's Account which was forfeited will be restored to its amount on the date of distribution if the Participant repays to the Trust the full amount of the distribution attributable to Discretionary Company Contributions and Matching Company Contributions before the earlier of 5 years after the first date on which the Participant is re-employed by the Company, or the date the Participant incurs 5 consecutive One-Year Breaks in Service following the date of the distribution. If a Participant who was not Vested in any part of his Discretionary Company Contributions Account or Matching Company Contributions Account was deemed to have received a distribution pursuant to
Article IV(Q)(1) or Article IV(Q)(4), and the Participant is re-employed by the Company in circumstances where he has not sustained five consecutive One-Year Breaks in Service, upon the reemployment of such Participant, the forfeited Account balances of the Participant will be restored to their amounts on the date of such deemed distribution. The funds to be used to restore such accounts shall first be obtained out of forfeitures, if any, and next out of Company contributions to the Trust, for such Plan Year or succeeding Plan Years.

     (5) Notwithstanding the foregoing provisions, a Participant's Discretionary Company Contributions Account and his Matching Company Contributions Account shall be fully Vested at his Normal Retirement Age.

     (6) A Participant's Elective Contributions Account shall at all times be fully and immediately Vested.

(D) Deadline for Payment of Benefits; Required Beginning Date.

     The following deadlines shall apply to the payment, or commencement of payment, of any benefits under the Plan:

     (1) Unless the Participant shall otherwise elect, the payment of benefits under the Plan to the Participant shall begin not later than the 60th day after the close of the Plan Year in which occurs the latest of the following:

          (a) The date on which he attains the earlier of age 65 or Normal Retirement Age;

          (b) The tenth anniversary of the year in which he commenced participation in the Plan; or

          (c)  The termination of his service with the Company.

If the Participant under another provision of this Agreement may elect to defer the payment, or commencement of payment, of benefits under the Plan beyond the latest of the foregoing dates, such election shall be subject to (2) below and to the distribution rules of Article V(A), must be submitted to the Committee in writing, signed by the Participant, and must describe the benefit and the date on which payment of such benefit shall be made or shall commence.

     (2) Any benefits payable under the Plan to a Participant shall be paid, or shall begin to be paid, not later than April 1 of the calendar year following the calendar year in which (i) the Participant attains age 70-1/2 or (ii) the Participant's employment terminates, whichever is later, except in the case of a Participant who is a 5-percent owner (as defined in Code Section 416), clause
(ii) above shall not apply. A Participant who attained age 70-1/2 in 1996 and who did not retire from employment with the Company by the end of 1996 may elect by December 31, 1997 to defer payment or the commencement of payments of the benefits required under the terms of the Plan in existence in 1996 to be paid, or to commence, between August 20, 1996 and December 31, 1997 until no later than April 1 following the calendar year in which the Participant retires from employment with the Company. In the Plan the date by which any such benefits must be paid, or begin to be paid, as specified above in this paragraph, is called the "Required Beginning Date". A Participant who is not a 5-percent owner and who attains age 70-1/2 in or after the calendar year 1997 shall not be entitled to receive, or commence to receive, benefits under Article V(B) of the Plan prior to retirement. Such a Participant who retires after the calendar year in which he attains age 70-1/2 shall be entitled to receive his benefits under the Plan in any of the same optional forms (except for the difference in the timing of the payment or commencement of payments of his benefits) that would have been available had the Participant retired in the calendar year in which he attained age 70-1/2.

(E) Cash-Outs.

     Notwithstanding anything in any other section of this Article V, Article VI or Article VIIA to the contrary, if at the time of a Participant's death or other termination of employment occurring in any Plan Year beginning after August 5, 1997, the present value of any Accrued Benefit payable to or with respect to him under the Plan, i.e., the Vested portion of his Fixed Account derived from Company contributions plus his account, if any, derived from nondeductible employee contributions made by him to the Trust, does not exceed $5,000 (or if such Accrued Benefit is paid before March 22, 1999 it does not exceed, or at the time of any prior distribution did not exceed, $5,000) such benefit shall be paid to his Beneficiary or to him in a Lump Sum. If a Participant's employment terminates in any Plan Year beginning after August 5, 1997, before his Normal Retirement Date for any reason other than his death and such Accrued Benefit exceeds $5,000 (or if such Accrued Benefit is paid before March 22, 1999 it exceeds, or at the time of any prior distribution exceeded, $5,000) the Participant shall have the right to elect in writing delivered to the Committee to defer payment of such Accrued Benefit (subject to adjustment for profits or losses and fees and expenses as provided in Article IV(C)(3) and
(5)) to the Participant's Normal Retirement Date. Notice of the Participant's right to so defer payment of his Accrued Benefit shall be given to the Participant at the same time and in the same manner as the explanation of the Qualified Joint and Survivor Annuity form of benefits required to be given to the Participant under Articles V(C) and VII(C)(2). The failure of such a Participant to elect (with the consent of his spouse if he is married) either a Lump Sum or installments as permitted by Article V(C) and Article V(A)(1) and
(2), or to consent to an immediate Qualified Joint and Survivor Annuity, shall be deemed an election by the Participant to defer payment of any such Accrued Benefit to his Normal Retirement Date as provided above. If payment of the Participant's Accrued Benefit is so deferred, such Accrued Benefit shall be paid to the Participant as soon as administratively feasible in the Qualified Joint and Survivor Annuity form or in a Lump Sum if elected by the Participant (with the consent of his spouse if he is married), after the Valuation Date coinciding with or next following the earlier of (i) the Participant's Normal Retirement Date or (ii) receipt by the Committee of the Participant's written election to receive a distribution from the Plan prior to his Normal Retirement Date. Terminations of employment occurring in any Plan Year beginning prior to the date specified above in this paragraph shall be governed by the provisions of this paragraph then in effect.

     Notwithstanding the foregoing provisions of this section, if an annuity is payable with respect to a Participant under Article VIIA, after the annuity starting date (as defined in Article VIIA(A)(1)) the consent of the Participant, and the Participant's spouse if the Participant is married, shall be required for the immediate distribution of the present value of the Participant's Accrued Benefit being distributed in any form, including a qualified joint and survivor annuity or qualified preretirement survivor annuity, regardless of the amount of such present value.

(F) Limitations on Payment of Benefits Derived from Elective Contributions and Matching Company Contributions.

     In no event shall any distribution from a Participant's account which is attributable to Elective Contributions or Matching Company Contributions (other than a hardship distribution under Article VI(E)) be made earlier than: (1) the Participant's retirement, death, disability, separation from service, or attainment of age 59-1/2; (2) the termination of the Plan and Trust pursuant to
Article X without establishment of a successor plan; (3) the date of sale by the Company of substantially all of its assets to a corporation in whose employment the Participant continues; or (4) the date of sale by the Company of a subsidiary in whose employment the Participant continues.

(G) Termination of Employment by Reason of Dissolution.

     Subject to Paragraph (F) above, if a Participant's employment shall terminate by reason of complete or partial liquidation or dissolution of the Company, then such Participant shall be deemed to have retired under Article V(A), (B) or (C), as the case may be, except that, for purposes of said Paragraph (C) (Early Retirement; etc.), his percentage Vesting in his Discretionary Company Contributions Account and his Matching Company Contributions Account shall be 100%.

(H) Termination of Employment in Other Circumstances.

     Subject to Paragraph (F) above, if a Participant's employment shall terminate for any reason not covered by Article V(G) (Dissolution) or Article VI(A) (Death, etc.) or (D) (Disability), he shall be deemed to have retired and shall be entitled to only such benefits as are provided by Article V(A), (B) or
(C), as the case may be.

(I) Temporary Absences.

     With regard to temporary absences, it is agreed as follows:

     (1) If the Participant or other Employee shall be absent from active employment with the Company without pay for a period not exceeding one year on account of (i) illness, (ii) mental or physical disability, (iii) leave of absence granted by the Company in accordance with uniform and nondiscriminatory rules so that all employees in similar circumstances are treated alike, or (iv) temporary layoff (an "Unpaid Absence"), his employment with the Company or participation in the Plan, as the case may be, shall not be deemed to have terminated solely on account of such Unpaid Absence and during such Unpaid Absence he shall be provisionally credited with Hours of Service at the same weekly rate (not exceeding 40 hours per week) he was being credited with Hours of Service at the time such Unpaid Absence commenced; provided, however, that the maximum number of Hours of Service required to be credited under this paragraph (1) on account of any single continuous period of Unpaid Absence is 501 less the number of Hours of Service, if any, required to be credited under
Article I(A)(23)(b) on account of a single continuous period of paid illness, incapacity (including disability), leave of absence or layoff, which immediately precedes the Unpaid Absence, provided, further, that if he does not resume active employment within thirty (30) days from the expiration of such illness, disability, or leave of absence, or if he fails promptly to report for work upon being recalled from such layoff, his employment or participation, as the case may be, shall be deemed to have terminated on the date when such Unpaid Absence commenced, and he shall not be credited with any Hours of Service on account of such Unpaid Absence, provided, further, that his Valuation Date shall be the Valuation Date coinciding with or preceding the expiration of such thirty (30) day period.

     (2) If the Participant or other Employee shall leave the active employment of the Company for the purpose of becoming (and thereupon becomes) a member of the Armed Forces of the United States, his employment with the Company or participation in the Plan, as the case may be, shall not be deemed to have terminated solely on account of such absence and during such absence he shall be credited with Hours of Service at the same weekly rate (not exceeding 40 hours per week) he was being credited with Hours of Service at the time such absence commenced; provided, however, that if he does not resume active employment within ninety (90) days after his first eligibility for release or discharge from said Armed Forces, his employment or participation, as the case may be, shall be deemed to have terminated on the date when such absence commenced, provided, further that his Valuation Date shall be the Valuation Date coinciding with or preceding the expiration of such ninety (90) day period.

     (3) During any period when a Participant or other Employee is not in fact actively employed by the Company, he shall not be regarded as receiving any Compensation except such as the Company may actually pay to him during such period.

     (4) If contributions or other credit or debit items shall be allocated to a Participant's account due to the provisions of Subparagraph (l) above and it shall later be determined that such Participant's employment should be deemed to have theretofore terminated, then the Trustee upon notification thereof shall treat such allocations as erroneous and shall reasonably endeavor to undo the effects thereof.

     (5) If the Participant timely resumes active employment (or reports for work) as contemplated by (1) or (2) above but his resumed employment is terminated (other than by death, permanent and total disability, normal or late retirement, or complete or partial dissolution or liquidation of the Company) prior to his having been in the Company's continuous employ for a period at least equal to the lesser of (a) six (6) months or (b) the period from the commencement of the absence in question to the resumption of his active employment, then his employment or participation, as the case may be, shall be deemed to have terminated on the date when such absence commenced.

     (6) The foregoing provisions of this Paragraph (I) shall not prevent the Company and the Participant or other employee in question from mutually determining in writing that his status as an employee or Participant, as the case may be, shall terminate (or have terminated) at any designated time, either with or without cause.

     (7) The foregoing provisions of this Paragraph (I) are subject to any contrary requirements, more favorable to the Participant or other employee in question, contained in Article II(B), Article II(C) or Article V(C).

(J) Qualified Military Service.

     Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code. This provision is effective as of December 12, 1994.

                           Article VI. Other Benefits

(A) Death of Participant.

     It is hereby agreed as follows:

     (1) Subject to paragraph (3) below, if a Participant shall die after having commenced to receive benefits in the Qualified Joint and Survivor form, no benefits shall be payable under the Plan on account of his death other than the annuity payments continued to the Participant's surviving spouse under the Qualified Joint and Survivor Annuity form of benefits. If a fully or partially Vested Participant shall die before benefits have commenced to be paid to him under the Plan and the Participant shall not have elected (with the consent of his spouse if he is married) to waive the Qualified Preretirement Survivor Annuity form of benefits in accordance with Article VIIA(C), no benefits shall be payable under the Plan on account of the Participant's death other than the annuity payments payable to the Participant's surviving spouse under the Qualified Preretirement Survivor Annuity and under a designation of Beneficiary form effectively filed by the Participant with the Committee covering any portion of the Participant's Fixed Account not used to purchase the Qualified Preretirement Survivor Annuity. If a Participant shall have elected (with the consent of his spouse if he is married) to waive the Qualified Joint and Survivor Annuity form of benefits and shall die after having commenced to receive benefits in installments as permitted by the Plan, any remaining benefits payable on account of the Participant's death shall be payable as specified by the Participant (subject to Section C(1) of this Article VI) in the form filed by him with the Committee electing the installment method of payment.

     (2) Subject to paragraph (3) below, if a Participant shall die before benefits have commenced to be paid to him under the Plan and the Participant shall have elected (with the consent of his spouse if he is married) to waive the Qualified Preretirement Survivor Annuity form of benefits, or less than all of the Participant's Fixed Account is to be used to purchase such an annuity, the Participant's account shall be fully Vested and the Trustee shall pay the Participant's entire Fixed Account, (reduced by any portion of the Participant's account applied pursuant to Article VI(F)(4) to pay the balance of any loan from the Trust to the Participant outstanding at the time of the Participant's death) or the portion thereof which is not to be used to purchase such an annuity, to the Participant' Beneficiary in a Lump Sum or as effectively designated in a written Designation of Beneficiary and Method of Distribution in accordance with Section (B) below.

     (3) Notwithstanding paragraphs (1) and (2) above, upon the death of a Participant to whom Sections (A) through (E) of Article VIIA do not apply by reason of Article VIIA(H) (Limited Application of Annuity Provisions), irrespective of whether his employment has theretofore terminated, the Participant's account shall be fully Vested and the Trustee shall arrange as promptly as possible to pay, or commence to pay, the entire balance of such Participant's Fixed Account (reduced by any portion of the Participant's account applied pursuant to Article VI(F)(4) to pay the balance of any loan from the Trust to the Participant outstanding at the time of the Participant's death) to his surviving spouse (who, subject to the following provisions of this sentence, shall be deemed the Participant's designated Beneficiary), or if there is no surviving spouse, or the surviving spouse has consented in writing to the designation of another specific Beneficiary by the Participant, to the Participant's designated Beneficiary, subject, however, to Article VI (B) and
(C) below. Any such written consent by the Participant's spouse shall acknowledge the effect of the consent and be witnessed by a representative of the Plan or a notary public. A representative of the Plan shall include any member of the Committee or any other person designated by the Committee for this purpose. No designation by a married Participant of a Beneficiary other than the Participant's spouse or method of payment shall be changed without the written consent of the spouse unless the written consent of the spouse to the first designation expressly permits further designations by the Participant without any requirement of further consent by the spouse. No such written consent of the spouse of a Participant need be obtained if it is established to the satisfaction of the Committee that such spouse cannot be located or that such other circumstances as may be described in Treasury Regulations promulgated under Section 417(a)(2)(B) of the Code exist.

(B) Designation of Beneficiary and Method of Distribution.

     Subject to Article VIIA(C) (dealing with the right to elect to waive the Qualified Preretirement Survivor Annuity form of benefits), Article VIIA(H) (dealing with the limited application of the annuity provisions of this Agreement), and paragraph (C) of this Article VI (imposing certain restrictions on distributions from the Plan on account of the death of a Participant), a Participant shall have the right from time to time to file with the Committee a written designation of Beneficiary and method of distribution of death benefits (other than any benefits payable in the Qualified Preretirement Survivor Annuity form) under the Plan, on account of the death of the Participant before he has commenced to receive benefits payable under the Plan, which designation may from time to time be amended or revoked. As part of such written designation the Participant may specify that his designated Beneficiary may, after the Participant's death, elect the method of distribution of such death benefits. In the absence of an effective designation of method of distribution of death benefits by the Participant at the time of his death his designated Beneficiary shall have the right after the Participant's death to elect such method of distribution. Any election of the method of distribution of death benefits by the Participant's designated Beneficiary shall be made in accordance with rules established by the Committee, shall be made not later than 60 days before the latest date permitted for the payment, or commencement of payment, of the Participant's interest in the Plan to the Beneficiary under Paragraph (C) of this Article VI, and shall be subject to all of the applicable requirements of Paragraphs (A) and (C) of this Article VI. In the event there is more than one Beneficiary no such election shall be valid unless consented to by all Beneficiaries. If the Beneficiary (i) is the surviving spouse of the Participant, (ii) has the right to elect the method of distribution of death benefits, and (iii) desires to defer payment, or commencement of payment, of such death benefits under Paragraph (C)(2)(b) of this Article VI, such Beneficiary must so notify the Committee within 300 days of the Participant's death. Upon receipt of any such designation or notice, the Committee shall inform the Trustee, who shall (subject to Paragraphs (A) and (C) of this Article
VI) in turn take any and all steps reasonably necessary to make the same effective; provided, however, -

     (1) No designation of Beneficiary, and no amendment or revocation thereof, shall become effective if filed after such Participant's death, unless the Committee and Trustee shall determine such designation, amendment or revocation to be valid.

     (2) Any designation by a Participant of the individual who is the Participant's spouse at the time of the designation as the Participant's Beneficiary automatically shall terminate and be of no effect upon the divorce of the Participant and such individual.

     (3) In the absence of an effective designation of Beneficiary, or if the Beneficiary designated shall not survive the Participant, then said death benefits shall be paid to the individual in (or paid in equal shares, per stirpes and not per capita, to the individuals in) the first of the following classes of successive preference Beneficiaries (deemed to have been designated as such by the Participant) in which there shall be an individual surviving such
Participant:

          (a) His spouse,

          (b) His issue,

          (c) His parents, or

          (d) His brothers and sisters and issue thereof.

     (4) In determining who are "issue" for purposes of (3) above, adopted individuals shall be treated as if they are the natural offspring of their adoptive parents, rather than their natural parents.

     (5) If any individual who would be entitled to receive death benefits (either under (3) above or because designated by the Participant as a Beneficiary) shall be a minor or adjudged mentally incompetent, the Committee may in its discretion direct the Trustee to pay all or part of the death benefits otherwise distributable in accordance with Article XI(O). If and to the extent that there shall be no surviving Beneficiary under (3) above, or effectively designated by the Participant, the Participant's estate shall be deemed to be the Beneficiary.

     (6) In the absence of an effective, timely designation of method of distribution by the Participant or Beneficiary, or in the absence of an effective, timely notice of the Beneficiary's desire to defer the payment or commencement of payment of the Participant's Fixed Account under Paragraph
(C)(2)(b) of this Article VI, the balance of such deceased Participant's Fixed Account (other than the portion thereof, if any, used to purchase a Qualified Preretirement Survivor Annuity) shall be paid in a Lump Sum.

(C) Required Distributions.

     Upon the death of a Participant the following restrictions shall apply to the distribution of that portion of his account which is not used to purchase a Qualified Joint and Survivor Annuity or Preretirement Survivor Annuity, such portion being in this Paragraph (C) called the Participant's "interest" or "entire interest":

     (1) If the Participant dies after starting to receive benefits but before his entire interest under the Plan has been distributed to him, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution selected by the Participant in effect at the date of his death.

     (2) If the Participant dies before receiving any of his interest under the Plan, his entire interest shall be distributed to his Beneficiary by December 31 of the calendar year in which the fifth anniversary of the Participant's death falls, with the following exceptions:

          (a) If any portion of such interest is payable to or for the benefit of a designated Beneficiary, such portion shall be distributed in accordance with applicable Treasury Regulations over a period not extending beyond the life expectancy of such Beneficiary. The payments to such Beneficiary shall begin not later than December 31 of the calendar year after the calendar year of such Participant's death.

          (b) If the Participant's surviving spouse is the designated or deemed Beneficiary then payments to such spouse shall begin not later than December 31 of the calendar year in which the Participant would have attained age 70-1/2 or by the date specified in (a) above, whichever is later. If such surviving spouse dies before payments have begun to be made to such spouse, then payments to the Person or Persons entitled to the same shall be subject to the distribution restrictions under this subparagraph (2) which would have applied had the spouse been an unmarried Participant.

          (c) The amount required to be distributed under (a) and (b) above for each calendar year, beginning with the distribution for the first calendar year for which a minimum distribution is required must be at least equal to the quotient obtained by dividing the Participant's interest in the Plan by the life expectancy of the Beneficiary. The Participant's interest in the Plan for purposes of this subparagraph (c) shall be the Participant's account balance as of the last Valuation Date in the calendar year immediately preceding the first calendar year for which the distribution is required, adjusted as provided in Treasury Regulations for allocations of contributions, forfeitures and distributions, if any, after such Valuation Date.

          (d) For purposes of subparagraphs (a) and (c) above, life expectancy shall be computed by use of the return multiples included in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. For purposes of subparagraphs (a) and (c) above, the life expectancy of the Participant's spouse may be recalculated annually, but the life expectancy of a Beneficiary other than the Participant's spouse may not be recalculated.

     (3) Subject to applicable Regulations, for purposes of (1) and (2) above any amount paid to a child of the Participant shall be treated as if it had been paid to the surviving spouse of the Participant if such amount will become payable to the surviving spouse upon such child reaching the age of majority (or other designated event permitted under applicable Regulations).

     (4) If, prior to January 1, 1984, such Participant had made a valid, unrevoked, written designation pursuant to Section 242(b) of the Tax Equity and Fiscal Responsibility Act of 1982 as in effect prior to amendments made by the Tax Reform Act of 1984, then distributions to such Participant and his Beneficiary shall be made according to such designation which shall be binding on the Committee, notwithstanding any other provision of this Agreement.

     (5) Subject to Article VI(C)(4) above, but not withstanding any other provision of this Agreement to the contrary, all distributions under the Plan shall be made in accordance with Section 401(a)(9) of the Code and the Regulations thereunder, including but not limited to Regulation Section 1.401(a)(9)-2.

(D) Disability.

     If, notwithstanding Article V(H) (Temporary Absences), a Participant's employment shall terminate on account of his disability, mental or physical, evidenced by the certificate of a physician satisfactory to the Committee, the Participant's Fixed Account shall be fully Vested and the entire balance of such Fixed Account shall, subject to Article VIIA(A) (providing that benefits payable to a Participant shall be paid in the Qualified Joint and Survivor Annuity form unless the Participant elects to waive such form of payment in the manner and subject to the conditions imposed by Article VIIA(C)), be paid in a Lump Sum or in regular, annual or more frequent installments (subject to the same restrictions set forth in Paragraphs (2), (3) and (4) of Article V(A)), whichever the Participant shall elect in writing delivered to the Committee. For purposes of this Paragraph (D) a Participant shall be considered disabled if by reason of his mental or physical condition he is unable to perform the normal duties of his employment with the Company and such condition is expected to be of permanent duration.

(E) Hardship Distributions; Distributions After Age 59-1/2.

     Subject to the application of uniform rules consistently applied, the Committee may upon the written request of a Participant direct the Trustee to distribute funds to such Participant from his Elective Contributions Account (but not amounts treated as Elective Contributions or income allocable thereto), and from his entire account if he has attained age 59-1/2, in a Lump Sum, as follows:

     (1) Any such distribution from the Participant's Discretionary Company Contributions Account and from his Matching Company Contributions Account shall be subject to the following requirements:

          (a) Such distributions to any one Participant shall in the aggregate not exceed 80% of the amount which would (except for any distribution made under this Paragraph (E) or loan made under Paragraph (F)) be the balance of his Discretionary Company Contributions Account if he were to retire at the time of the distribution in question.

          (b) No amount shall be distributed under this Paragraph (E) sooner than two years after the date as of which it was credited to the account of the Participant in question except upon the prior occurrence of some event such as illness, disability, retirement, layoff, death or severance of employment.

          (c) No distribution shall be made under this Paragraph (E) unless the Participant meets the standards established by the Committee to determine that there exists a situation of financial hardship, emergency or necessity (whether or not due to an event described in (b) above) which justifies the making of such distribution.

          (d) No such distribution shall be made in any case where benefits are currently payable to or in respect of such Participant under
               Article V or under the foregoing provisions of this Article VI.

          (e) The Committee shall determine the amount of any such distribution.

     (2) Any such distribution from the Participant's Elective Contributions Account made after March 31, 1989 shall be subject to the following requirements:

          (a) No such distribution shall be made unless the Committee determines that the distribution will be made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need.

          (b) A distribution will be deemed to be made on account of an immediate and heavy financial need only if the distribution is on account of:

               (i) Medical expenses described in Code Section 213(d) incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code Section
                     152) or necessary for these individuals to obtain medical care described in Code Section 213(d);

               (ii) Purchase (excluding mortgage payments) of a principal residence for the Participant;

               (iii) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his or her spouse, children or dependents;

               (iv) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence;

               Any other immediate and heavy financial need of the Participant designated as such for purposes of Section 401(k) of the Code in a revenue ruling, notice, or other document of general applicability published by the U.S. Treasury Department

          (c) A distribution will be deemed necessary to satisfy an immediate and heavy financial need of the Participant if all of the following requirements are satisfied:

               (i) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of an immediate and heavy financial need may include amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

               (ii) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under this Plan and all other plans maintained by the Company,

               (iii) All other plans maintained by the Company which cover the
                     Participant provide that the Participant's elective contributions and employee contributions, if any, will be suspended for at least 12 months after receipt of the hardship distribution under the Plan, and

               (iv) All other plans maintained by the Company which cover the Participant provide that the Participant may not make elective contributions for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under
                     Section 402(g) of the Code for such taxable year less the amount of the Participant's elective contributions (to this Plan and such other plans) for the taxable year of the hardship distribution.

               If a Participant receives a hardship distribution under this Plan the Participant's Elective Contributions to this Plan will be suspended for 12 months after receipt of the distribution and he may not make Elective Contributions to this Plan (and to any other plan of the Company) for his taxable year immediately following the taxable year of the distribution in excess of the applicable limit under Section 402(g) of the Code for such taxable year less the amount of his Elective Contributions to this Plan (and his elective contributions to any other plan of the Company) for the taxable year of the hardship distribution. A Participant will not fail to be treated as an eligible employee for purposes of the coverage and discrimination requirements of Regulation Section 1.401(k)-1(b) merely because he is suspended from making elective contributions or employee contributions under the above requirements.

     (3) Notwithstanding the foregoing provisions of this Paragraph (E), the Trustee may distribute up to 100% of the funds from the Participant's Vested account under the Plan to such Participant in a Lump Sum while the Participant is still employed by the Company, provided the Participant has attained age 59-1/2 and requests such distribution in writing.

     (4) No such distribution shall be made to a Participant after the Participant elects a life annuity under Article V(A)(3) unless the Participant's spouse, if any, consents in writing to the distribution during the 90-day period ending on the date of the distribution. Such consent must be in writing, must acknowledge the effect of the distribution, and must be witnessed by a Plan representative or notary public.

(F) Loans.

     Subject to the application of uniform rules consistently applied, the Committee may upon the written request of a Participant, which shall be treated as an election by the Participant to segregate and separately direct the investment of a portion of his account under Article IX(O), direct the Trustee to make a loan or loans to such Participant from his account as follows:

     (1) The aggregate amount of such loan or loans to a Participant shall not exceed the lesser of -

          (a) $50,000 reduced by the excess, if any, of (i) the highest outstanding balance of loans from the Trust during the one-year period ending on the day before the date on which the loan is made, over (ii) the outstanding balance of loans from the Trust on the date on which the loan is made; or

          (b) 50% of the amount which would be the Vested balance of his Fixed Account if he were to retire or otherwise terminate his employment with the Company at the time of the loan.

     (2) No such loan shall be made unless the Committee shall determine that there is a reasonable expectation of its repayment as and when due, otherwise than under (4) below.

     (3) The Committee shall determine the amount, terms and conditions of any such loan; provided that each such loan must by its terms be repayable in substantially equal payments of principal and interest not less frequently than quarterly within five years from the date of the loan, bear interest at a reasonable rate, be adequately secured, and, if made to a so-called "disqualified person", meet the other requirements of Section 4975(d)(1) of the Code. Notwithstanding the limitation on the term of a loan set forth in this subparagraph, the Committee may agree to a loan term in excess of five years provided that the loan is used to acquire a dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Participant.

     (4) No payment out of the Trust shall be made to or in respect of such Participant or his Beneficiary (except under Paragraph (E) or this Paragraph
(F)) unless and until all unpaid loans to such Participant have been satisfied in full, and if any loan to a Participant has not been satisfied in full at the time such Participant or the Participant's Beneficiary is to receive a payment out of the Trust, or in the event of a default under the note evidencing a loan to a Participant, the Trustee may apply a sufficient part of the Participant's account in satisfaction of any unpaid part of such loan.

     (5) The aggregate of all loans to a Participant under this Plan and under all other tax qualified Plans of the Company or any Related Company shall not exceed the amount stated in (1)(a) above.

     (6) No such loan shall be made to a Participant after the Participant elects a life annuity under Article V(A)(6) unless the Participant's spouse, if any, consents in writing to the use of the Participant's account as security for the loan during the 90-day period ending on the date on which the loan is to be so secured. Such consent must be in writing, must acknowledge the effect of the loan and must be witnessed by a Plan representative or notary public. If such spousal consent is obtained, or is not required because the Participant is not married at the time the loan is secured by the Participant's account, no consent of a different or subsequent spouse shall be required in order to apply the Trust's security interest in the account to pay the balance of the loan pursuant to (4) above. However, any renegotiation, extension, renewal, or other revision of a loan shall be treated as a new loan for purposes of this Paragraph 6. If a valid spousal consent to the use of a Participant's account as security for a loan to the Participant has been obtained, for purposes of determining the amount of the Participant's Vested account used to purchase a

Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity, the Participant's account shall be reduced by the amount of the Participant's account applied to pay the balance of the loan to the Participant from the Trust outstanding at the time of the Participant's death, termination of employment, or other event triggering a distribution of the Participant's account under the Plan.

     (7) If the Company is or should become an electing small business (S) corporation, no such loan shall be made to any shareholder-employee of the Company in any taxable year of the Company in which it is an S corporation. For purposes of this paragraph a shareholder-employee means an employee or officer of the Company who owns, or is considered as owning within the meaning of
Section 318(a)(1) of the Code, on any day during the taxable year of the Company, more than 5% of its outstanding capital stock.

     (8) The Committee shall, before directing the Trustee to make any loan under this Paragraph (F), adopt rules relating to loans consistent with this Paragraph (F) and in compliance with the applicable provisions of the Code and ERISA.

                        Article VIIA. Annuity Provisions

(A) Qualified Joint and Survivor Annuity Form of Benefits.

     Notwithstanding any provision of Article V(A-C) (dealing with normal, late and early retirement) to the contrary, but subject to the provisions of Article V(D) and (E) (dealing with the timing of benefit payments under the Plan and the "cash out" of benefit payments not exceeding $5,000) for Participants whose termination of employment occurs in any Plan Year beginning after August 5, 1997, a fully or partially Vested Participant who becomes eligible to receive benefits under the Plan shall receive such benefits in the form of a Qualified Joint and Survivor Annuity purchased from an Insurer with the entire Vested portion of the Participant's Fixed Account, unless such Participant shall have elected, with the consent of his spouse if he is married, pursuant to Article VIIA(C) to waive the Qualified Joint and Survivor Annuity form of benefits; provided, however, that:

     (1) For purposes of this Section (A) and Sections (B) and (C) of this
Article VIIA the term "annuity starting date" means the first day of the first period for which an amount is payable as an annuity under the Plan, or in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

     (2) No benefits under the Plan payable to or in respect of a Participant shall be paid in the Qualified Joint and Survivor Annuity form described in
(4)(i) below unless the Participant is alive and married on the annuity starting date.

     (3) Annuity payments under the Qualified Joint and Survivor Annuity form shall commence as soon as administratively feasible after the Participant becomes entitled to receive, or to commence to receive, his Fixed Account or the Vested portion of such Fixed Account, under Articles V(A-E) and IV(C), provided that in no event shall such annuity payments commence later than the Required Beginning Date or other earlier deadline for the payment of benefits specified in Article V(D), nor earlier than the date to which payment of the Participant's benefits under the Plan is deferred under the provisions of Article V(E) or any other provision of Article V.

     (4) "Qualified Joint and Survivor Annuity" for purposes of the Plan means an annuity (purchased with the entire Vested portion of the Participant's Fixed Account) (i) in the case of a married Participant, for the life of the Participant with the provision that if the Participant's spouse survives the Participant, annuity payments in the amount of 50% of the amount being paid to the Participant will be continued for the life of the spouse, and (ii) in the case of an unmarried Participant, for the life of the Participant.

(B) Qualified Preretirement Survivor Annuity Form of Benefits - Married Participants.

     Notwithstanding any provision of Sections (A) or (B) of Article VI to the contrary but subject to the provisions of Article VIIA(C), if a fully or partially Vested married Participant dies before benefits have commenced to be paid to him under the Plan, at least 50% of his entire Fixed Account shall be used to purchase an annuity for the life of the Participant's surviving spouse (the "Qualified Preretirement Survivor Annuity" form of benefits), provided that if such Participant has not effectively designated a Beneficiary or Beneficiaries other than his spouse to receive any portion of his Fixed Account on his death before benefits have commenced to be paid to him, then 100% of the Participant's Fixed Account shall be used to purchase such an annuity for the Participant's surviving spouse, provided, further, that no such annuity shall be paid to the Participant's surviving spouse if such Participant shall have elected pursuant to Section (C)(4) of

                                     VIIA-1
this Article VIIA to waive the Qualified Preretirement Survivor Annuity form of benefits, subject, however, to the following conditions:

     (1) No benefits under the Plan in respect of a Participant shall be paid in the Qualified Preretirement Survivor Annuity form unless the Participant is married on the date of his death.

     (2) Annuity payments under the Qualified Preretirement Survivor Annuity shall commence on a date to be selected by the Participant's surviving spouse after the Participant's death but in no event shall such payments commence later than December 31 of the year such Participant would have attained age 70-1/2 or December 31 of the year after the year of death of the Participant, if later.

     (3) If the Plan provides, or has provided, for nondeductible voluntary employee contributions and the Participant has a voluntary employee contributions account in the Plan at the time of his death, then the amount used to purchase the Qualified Preretirement Survivor Annuity shall come proportionately from the Participant's account derived from Company contributions and his voluntary employee contributions account.

     (4) Notwithstanding the foregoing, the Participant's surviving spouse may elect after the Participant's death and before the commencement of annuity payments under the Qualified Preretirement Survivor Annuity, in writing received by the Committee, to receive instead of such annuity a Lump Sum payment equal to the present value of such annuity, i.e., the Participant's account balance (or portion thereof) which otherwise would have been used to purchase such annuity.

(C) Election to Waive Qualified Joint and Survivor Annuity Form of Benefits and/or Qualified Preretirement Survivor Annuity Form of Benefits; Election Period; Information to Participants.

     A Participant to whom Section (A) (dealing with the Qualified Joint and Survivor Annuity form of Benefits) or Section (B) (dealing with the Qualified Preretirement Survivor Annuity form of Benefits) of this Article VIIA applies shall have the right to elect in writing during an Applicable Election Period (as defined in paragraph (1) below) to waive his benefits in the Qualified Joint and Survivor Annuity form and/or in the Qualified Preretirement Survivor Annuity form in accordance with the following terms and conditions:

     (1) "Applicable Election Period" (i) subject to (2) below means with respect to an election to waive the Qualified Joint and Survivor Annuity form of benefits the 90 day period ending on the annuity starting date and (ii) means with respect to an election to waive the Qualified Preretirement Survivor Annuity form of benefits, the period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death, except in the case of a Participant who is Separated from Service such election period with respect to benefits accrued before the date of such Separation from Service shall not begin later than such date.

     (2) With respect to the Qualified Joint and Survivor Annuity form of benefits, the Committee shall provide to each Participant within no less than 30 or more than 90 days before the annuity starting date, a written explanation of
(i) the terms and conditions of the Qualified Joint and Survivor Annuity, (ii) the Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity form of benefit, (iii) the rights of the Participant's spouse, if any, under paragraph (4) below, and (iv) the right to make, and the effect of, a revocation of an election to waive the Qualified Joint and Survivor Annuity, provided, however, that the Committee may provide such written explanation to a Participant after the annuity starting date in which event the Applicable Election Period shall not end before the 30th day after the date on which such written explanation is provided to the Participant. However, if the

                                     VIIA-2

Participant, after having received the foregoing written explanation elects to waive the Qualified Joint and Survivor Annuity and affirmatively elects another form of distribution and the spouse consents to such waiver and other form of distribution (if necessary), the date the distribution is made or commences may be less than 30 days after the written explanation was provided to the Participant, provided that the following requirements are met:

          (a) The Committee provides information to the Participant clearly indicating that (in accordance with the first sentence of this paragraph (2)), the Participant has a right to at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and consent to a form of distribution other than a Qualified Joint and Survivor Annuity.

          (b) The Participant is permitted to revoke an affirmative distribution election at least until the annuity starting date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant.

          (c) Distribution in accordance with the affirmative election does not commence before the expiration of the 7-day period that begins the day after the explanation of the Qualified Joint and Survivor annuity is provided to the Participant.

     (3) With respect to the Qualified Preretirement Survivor Annuity form of benefits, the Committee shall provide to each Participant within the applicable period (and consistent with Regulations) a written explanation with respect to the Qualified Preretirement Survivor Annuity comparable to that required under
(2) above applicable to the Qualified Joint and Survivor Annuity. The applicable period for purposes of this paragraph (3) means, with respect to a Participant, whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (ii) a reasonable period after the individual becomes a Participant; (iii) a reasonable period after Separation from Service in case of a Participant who Separates from Service before age 35; or (iv) a reasonable period after an unmarried Participant becomes married.

     (4) A participant may elect at any time during the Applicable Election Period to waive the Qualified Joint and Survivor Annuity form of benefits or the Qualified Preretirement Survivor Annuity form of benefits, or both, and as part of such election to designate a beneficiary to receive any benefits payable under the Plan on account of his death, as provided in Article VI, and/or a method of payment of any benefits payable under the Plan on account of his retirement or other termination of employment as provided in Article V(A)(1) or V(A)(2), and may revoke any such election at any time during the applicable election period, provided, however that no such election shall take effect unless (i) the Participant's spouse, if any, consents in writing to such election (including consent to any designation of a specific beneficiary and/or method of payment included as part of such election), the spouse's consent acknowledges the effect of such election and is witnessed by a member of the Committee or other authorized representative of the Plan or a notary public, or
(ii) it is established to the satisfaction of the Committee that such written consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances prescribed in Regulations. Any such written consent by a spouse (or establishment that the consent of a spouse cannot be obtained) shall be effective only with respect to that particular spouse.

     (5) If a Participant effectively elects under this Section (C) to waive the Qualified Joint and Survivor Annuity form of benefits, the benefits payable to him upon retirement or other termination of employment shall be payable in the form specified in Article V(A)(1) or V(A)(2),

                                     VIIA-3
as the Participant may elect with the consent of his spouse under the applicable provisions of Article V. If a Participant effectively elects under this Section
(C) to waive the Qualified Preretirement Survivor Annuity form of benefits, the benefits payable on account of his death before benefits have commenced to be paid to him shall be paid as specified by the Participant with the consent of his spouse in a written Designation of Beneficiary form filed with the Committee in accordance with Article VI(B).

(D) Purchase of Annuity Contracts.

     The Committee shall direct the Trustee to purchase an annuity contract or contracts from such legal reserve life insurance company, with assets of at least two hundred fifty million dollars ($250,000,000), as the Committee shall select for the purpose of providing any annuity benefits payable under the Plan. Any such annuity contract may be owned and held by the Trustee or may be delivered and assigned to the person entitled to benefits thereunder with such restrictions, consistent with the applicable provisions of the Code and Regulations, as the Committee (or the insurer selected by the Committee) may impose.

(E) Former Spouse Treated as Surviving Spouse.

     To the extent provided in any qualified domestic relations order (as defined in Section 414(p) of the Code) the former spouse of a Participant shall be treated as a surviving spouse of the Participant for purposes of the provisions of this Article VIIA.

(F) Limited Application of Annuity Provisions.

     The provisions of Sections (A) through (E) of this Article VIIA shall apply only to a Participant who elects under Article V(A)(3) to receive his benefits under the Plan in the form of a life annuity and to a Participant who transfers to the Plan assets described in the last paragraph of Article XI(F).

                                     VIIA-4

                                    PART TWO

                             Article VIII. Committee

(A) Composition of Committee.

     Subject to Article IX, the Plan may, but need not, be administered by a Committee of one or more employees (or other individuals familiar with the affairs and personnel of the Company), who shall be appointed by, and hold office at the pleasure of, the Board of Directors of the Company. Vacancies in the Committee resulting from death, resignation, removal or otherwise shall be promptly filled by the Board, but the Committee may exercise its powers and authority notwithstanding the existence of vacancies.

(B) Removal and Resignation.

     A member of the Committee may resign at any time upon not less than ten days' written notice to the Board, specifying the effective date of resignation. A member may be removed or appointed by the Board for any reason or for no reason and at any meeting of the Board, whether or not called for that purpose.

(C) Quorum.

     The Committee shall act by a majority of its members at the time in office, and such action may be taken either by vote at a meeting or in writing without a meeting. A member of the Committee shall not vote or act on any matter relating solely to himself.

(D) Officers.

     The Committee may by such majority action appoint from among its number a Chairman to preside at its meetings and a Secretary, who need not be a member, to keep records of its meetings and activities and to perform such other duties and functions as the Committee may prescribe. It may in like manner designate any one or more of its members or its Secretary to execute any instrument or document upon its behalf, and the action of such person shall have the same force and effect as if taken by the entire Committee. In the event of such authorization, the Committee shall in writing notify the other Administrative Parties thereof, and such parties shall be entitled to rely upon such notification until the Committee shall give written notification to the contrary.

(E) Records and Reports.

     The Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA, the Code, and governmental regulations issued thereunder relating to reporting and disclosure, including the furnishing of information to Participants and Beneficiaries and the filing of information and reports with the Internal Revenue Service and the Department of Labor.

(F) Powers and Duties.

     The Committee shall have any and all powers, authority and duties which shall be necessary and proper to enable it to carry out its obligations under this Agreement, including by way of illustration and not limitation, the power and duty:

                                     VIII-1

     (1) To construe and interpret the Plan as provided in Article I(C), decide all questions of eligibility, determine the amount, manner and time of payment of any benefits hereunder, and direct the Trustee with respect to the amount, manner and time of payment of such benefits;

     (2) To prescribe procedures to be followed by Participants or Beneficiaries filing applications to participate, elections, designation of beneficiary forms, applications for benefits, if any, and any other forms required or desirable under the Plan;

     (3) To prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

     (4) To receive from the Company, the Trustee and Participants such information as shall be necessary or desirable for the proper administration of the Plan;

     (5) To furnish the Company, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

     (6) To receive and review the periodic valuation of accounts made by the Trustee;

     (7) To receive, review and keep on file (as it deems convenient and proper) reports of account allocations and benefit payments by the Trustee and reports of disbursements for expenses directed by the Committee;

     (8) To appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal, accounting, and benefit consultant counsel.

     (9) Unless a notice, form or other document is required to be written on paper, it shall be valid if given or made via electronic media as provided in this paragraph. If determined by the Committee, Participant enrollments, contribution elections, investment elections, beneficiary designations (except spousal consent waivers), direct rollover elections, and responses to requests for general plan information may be made electronically, and other transactions or communications may also be made electronically if the Committee reasonably determines that electronic methods will meet the requirements of applicable laws and regulations and will not cause the Plan to fail to satisfy the requirements of Code Section 401(a) or the requirements of a cash or deferred arrangement under Section401(k). Any and all such electronic transactions or communications shall be accomplished through a medium reasonably accessible to the Participant, Beneficiary or other recipient. A notice or summary provided through an electronic medium must be provided under a system that satisfies the following requirements:

          (a) The system must be reasonably designed to provide the notice or summary in a manner no less understandable to the recipient than a written paper document.

          (b) At the time the notice or summary is provided, the recipient must be advised that the recipient may request and receive the notice on a written paper document at no charge, and, upon request, that document must be provided to the recipient at no charge.

Any Participant consent to a distribution or other Plan matter, if given through an electronic medium must be given under a system that satisfies the following requirements:

          (c) The system must be reasonably designed to preclude any individual other than the Participant from giving the consent.

          (d) The system must provide the Participant with a reasonable opportunity to review and to confirm, modify, or rescind the terms of any distribution before the consent to such distribution becomes effective.

                                     VIII-2

          (e) The system must provide the Participant, within a reasonable time after the consent is given, a confirmation of the terms (including the form) of any distribution either on a written paper document or through an electronic medium under a system that satisfies the requirements of this paragraph (9).

(G) Rules and Regulations.

     The Committee may adopt such rules and regulations as it deems necessary, desirable or appropriate in connection with the administration of the Plan including, but not limited to, rules and regulations relating to loans and hardship distributions. All rules and regulations of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Company, any Related Company, legal counsel for the Company, or the Trustee.

(H) Claims Procedure.

     If any Participant or Beneficiary shall claim benefits for which the Committee has determined he is ineligible, or shall dispute the amount or timing of benefits determined by the Committee to be payable hereunder, he shall be entitled to make a claim for benefits pursuant to this Paragraph (H). All claims for benefits under this Agreement, whether made by a Participant or Beneficiary, shall be in writing addressed and delivered to the Committee, or any member thereof, at the Company's main office, shall contain the claimant's name, mailing address, and telephone number, if any, and shall identify the claim in a manner reasonably calculated to make the claim understandable to the Committee. If the claim is defective in any foregoing respect, the Committee may at any time within ten days after said delivery give the claimant not less than ten days' written notice specifying the defect or defects and the deadline for correction. A claim shall be deemed to be effectively made when and if it is timely corrected in writing (addressed and delivered as aforesaid), or when it is timely and correctly prepared and delivered in the first place, or when it (or a revision thereof) is timely delivered as aforesaid if the Committee does not give written notice of any defect therein within ten days after said delivery. It is further agreed:

     (1) If a claim is (or is deemed to be) effectively made, the Committee, shall within 60 days thereafter notify the claimant in writing whether the claim has been granted or has been denied in whole or in part. Such notice shall be written in a manner calculated to be understood by the claimant, shall make specific reference to the Plan, and, if adverse in whole or in part, shall set forth:

          (a) The specific reason or reasons for the denial;

          (b) A description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary; and

          (c)  An explanation of the claim review procedure set forth in (3) and
               (4) below.

     (2) If within said 60 days the claim has not been granted, it shall be deemed to have been denied for purposes of the claim review procedure set forth in (3) below, even if notice of denial has not been given under (1) above.

     (3) Upon denial of a claim in whole or in part, the claimant or his duly authorized representative shall have 60 days within which to file with the Committee or any member thereof a written request for a review of such denial, whereupon -

                                     VIII-3

          (a) The Committee shall as promptly as is practicable, but not later than 60 days after receipt of such request, schedule a hearing to review said claim.

          (b) The claimant or his duly authorized representative shall, pending and/or at said hearing, be permitted at all reasonable hours to review the pertinent documents and also be entitled to submit issues and comments in writing.

     (4) The hearing mentioned in (3) above shall be held at the Company's main office during normal business hours, unless a different time and/or place are mutually agreed upon. It shall be attended by at least a majority of the Committee. A decision on the claim shall be rendered thereat or as soon as possible thereafter, but in no event later than 120 days after the Committee's receipt of the written request for review; shall be in writing and include specific reasons; shall be written in a manner calculated to be understood by the claimant; and shall contain specific reference to the pertinent Plan provisions on which the decision is based.

(I) No Separate Committee.

     Notwithstanding the foregoing provisions of this Article VIII -

     (1) If and while the one or more Persons comprising the Committee and Trustee are identical, the separation in this Agreement of the responsibilities, rights, powers, authority, and functions of the Committee and Trustee respectively shall be disregarded; said Persons shall act and serve in both said capacities combined; and they need not furnish information, directions, instructions or notices, or make reports or demands, by themselves in one such capacity to themselves in the other such capacity.

     (2) If and while there is no Committee, either because none is designated or no one or more Persons are at the time in question actively serving as members thereof, the responsibilities, rights, powers, authority, and functions of the Committee shall be vested in the Company; and the Company and Committee need not furnish information, directions, instructions or notices, or make reports or demands, one to the other.

     (3) Whoever performs the functions of the Committee shall be the Plan Administrator as defined in ERISA.

                                     VIII-4

                   Article IX. Trustee and Other Fiduciaries

(A) Bonding.

     Every Fiduciary shall be bonded to the extent (1) required by Section 412 of ERISA or applicable Labor Regulations or (2) directed by the Company.

(B) Protective Provisions for Fiduciaries.

     To the extent permitted by ERISA, it is agreed:

     (1) No Fiduciary shall be liable with respect to a breach of fiduciary duty if such breach was committed before he became a Fiduciary or after he ceased to be a Fiduciary.

     (2) Notwithstanding any other provisions of this Agreement -

          (a) Any Fiduciary may, but need not, purchase insurance from and for his own account to cover liability arising under or with respect to the Plan.

          (b) The Company may, but need not, purchase insurance to cover potential liability of one or more Persons who serve in a fiduciary capacity with respect to the Plan.

          (c) Upon first obtaining the written consent of the Company, any Trustee may use assets of the Trust to purchase insurance for itself and/or one or more other Fiduciaries and/or the Trust to cover liability or losses occurring by reason of the act or omission of itself and/or one or more other Fiduciaries, if such insurance permits recourse by the insurer against such Trustee and/or one or more other Fiduciaries in question in the case of its or their breach of a fiduciary obligation.

     (3) Any Fiduciary may, by written instrument, allocate and delegate to others any of such Fiduciary's powers, duties or responsibilities, terminable upon such notice as such Fiduciary deems prudent. Any person or entity may serve in more than one fiduciary capacity with respect to the Plan. A Fiduciary's responsibility shall be limited to performance of those duties conferred upon such Fiduciary by or pursuant to the Plan, and, subject to Section 405 and 410 of ERISA, no Fiduciary shall be responsible for the acts or omissions of any other Fiduciaries.

(C) Management and Control of Assets; Consultants and Investment Managers.

     To the extent permitted by Section 402(c) of ERISA:

     (1) Any Fiduciary may employ one or more Persons to render advice with regard to any responsibility which such Fiduciary has under this Agreement.

     (2) Except as hereinafter provided, the Trustee shall be the Fiduciary with respect to the investment, management and control of the Trust Fund, with full discretion in the exercise of such investment, management and control.

     (3) The Company may, by resolution of its Board of Directors, assume from the Trustee and transfer to the Committee or an Investment Manager the authority and duty to direct the investment and management of all or a portion of the Trust Fund; and, if such authority and duty have been transferred to the Committee, the Committee, by appropriate action, may appoint an Investment Manager to direct the investment and management of all or a portion of the Trust Fund, provided that:

          (a) A copy of any such Board resolution or Committee action shall be delivered to the Trustee whereupon the Committee or the Investment Manager, as the case may be, shall be the Fiduciary with respect to the investment and management of the Trust Fund (or designated portion thereof) and the Trustee shall have no responsibility therefor.

          (b) Any transfer of investment and management to the Committee or to an Investment Manager may be revoked upon receipt by the Trustee of a written notice to that effect by the Company through its Board of Directors or the Committee, as the case may be.

          (c) The appointment, selection and retention of a qualified Investment Manager shall be solely the responsibility of the Company or the Committee, as the case may be.

     (4) During such period or periods of time, if any, as the Committee or any Investment Manager is authorized to direct the investment and management of all or a part of the Trust Fund:

          (a) The Trustee is authorized and entitled to rely upon the fact that said Investment Manager is at all times a qualified Investment Manager, as defined in Section 3(38) of ERISA, until such time as the Trustee has received a written notice from the Company or Committee to the contrary, as well as to rely upon the fact that said Investment Manager is authorized to direct the investment and management of the Trust Fund until such time as the Company or Committee, as the case may be, shall notify the Trustee in writing that another Investment Manager has been appointed in the place and stead of the Investment Manager named or, in the alternative, that the Investment Manager named has been removed and the responsibility for the investment and management of the Trust Fund has been assumed by the Committee or has been transferred back to the Trustee, as the case may be.

          (b) The Trustee shall not be liable or responsible for losses or unfavorable results arising from the Trustee's compliance with proper directions of the Committee which are made in accordance with this Agreement and which are not contrary to the provisions of any applicable Federal or State statute regulating such investment and management of the assets of an employee benefit trust.

          (c) The Trustee shall not be liable or responsible in any way for any losses or other unfavorable results arising from the Trustee's compliance with investment or management directions received by the Trustee from the Investment Manager.

          (d) All directions concerning investments made by the Committee or the Investment Manager shall be signed by such person or persons, acting on behalf of the Committee or the Investment Manager, as the case may be, as may be duly authorized in writing; provided, however, that the transmission to the Trustee of such directions by photostatic teletransmission with duplicate or facsimile signature or signatures shall be considered a delivery in writing of the aforesaid directions until the Trustee is notified in writing by the Committee that the use of such devices with duplicate or facsimile signatures is no longer authorized.

          (e) The Trustee shall, as promptly as possible, comply with any written directions given by the Committee or an Investment Manager hereunder and, where such directions are given by photostatic teletransmission with facsimile signature or signatures, the Trustee shall be entitled to presume that any directions so given are fully authorized.

          (f) The Trustee shall not be liable for its failure to invest any or all of the Trust Fund in the absence of such written directions.

          (g) The Trustee shall have no obligation to determine the existence of any conversion, redemption, exchange, subscription or other right relating to any of said securities purchased, of which notice was given prior to the purchase of such securities, and shall have no obligation to exercise any such right unless the Trustee is informed of the existence of the right and is instructed to exercise such right, in writing, by the Committee or the Investment Manager, as the case may be, within a reasonable time prior to the expiration of such right.

          (h) Neither the Committee nor any Investment Manager referred to above shall direct the purchase, sale or retention of any assets of the Trust Fund if such directions are not in compliance with the applicable provisions of ERISA and any Regulations issued thereunder.

(D) Participant-Directed Investments.

     If, while, and to the extent that a Participant exercises control over the assets in his account by an election under Paragraph (O) below, such Participant shall not be deemed to be a Fiduciary by reason of such exercise; and no Person who is otherwise a Fiduciary shall be liable under Title I, Subtitle B, Part 4, of ERISA (or comparable provisions of this Agreement) for any loss, or by reason of any breach, which results from such Participant's exercise of control.

(E) Prohibited Transactions, Etc.

     Notwithstanding any other provision of this Agreement -

     (1) Except as authorized by applicable Regulations, no Fiduciary may maintain the indicia of ownership of any assets of the Trust outside the jurisdiction of the district courts of the United States.

     (2) A Fiduciary shall not knowingly and willfully cause the Trust to engage in a transaction which violates Section 406 or 407 of ERISA or which is taxable under Section 4975 of the Code.

(F) General Duties of Trustee.

     In addition to all its other duties and responsibilities under this Article IX and other provisions of this Agreement, the Trustee shall -

     (1) Receive, collect, hold, safeguard, administer and retain, temporarily or permanently, the cash and other property originally or at any time comprising all or part of the Trust Fund, together with such income, rents, issues and profits as shall from time to time be produced thereby or arise therefrom.

     (2) Make such payments and distributions, and take such further action, as shall be proper to effectuate benefits under the Plan and to carry out this Agreement.

     (3) Maintain complete records and accounts of the Trust, including those which the Company or Committee may direct, and the Company or Committee may examine the same at all reasonable times during business hours.

     (4) Render such periodic accountings and reports, including but not limited to those hereafter described in this Article IX, as the Company or Committee may reasonably require.

     (5) Carry out the proper directions and instructions of the Committee and, insofar as may be proper under this Agreement, make determinations, participate in consultations and conferences, and give or withhold approvals and consents.

(G) General Powers of Trustee.

     Except as otherwise expressly provided in this Agreement or required by law, the Trustee is authorized and empowered -

     (1) To sell, exchange, transfer, assign, lease, pledge, mortgage or otherwise encumber or dispose of, publicly or privately, any real or personal property at any time included in the Trust Fund as and when, for such (if any) price and consideration, on credit or otherwise, with or without security, and upon such other terms and conditions as the Trustee shall deem proper.

     (2) To invest and reinvest all or part of the Trust Fund, in such amounts, proportions and investments, including but not limited to bonds, notes, debentures, mortgages, equipment trust certificates, investment trust certificates, preferred or common stocks (including qualifying employer securities as defined in Code Section 4975(e)(8) - which may comprise up to 100% of the Trust Fund), mutual funds or other property, real or personal, either within or without the State of Michigan, as the Trustee may deem proper or the Committee shall direct.

     (3) To hold cash uninvested, or on deposit with any bank, savings and loan association or trust company, in such amount as the Trustee shall deem proper, for the purpose of defraying anticipated expenses of (and benefits out of) the Trust. At any time the Trustee is a bank or trust company the authority herein conferred shall extend to deposits with the Trustee.

     (4) To pay, perform, defend, collect, maintain, sue on, modify, settle, compromise, release, abandon or otherwise adjust or dispose of any claims or demands in favor of or against the Trust Fund or any Participant's account.

     (5) To vote or not vote any stock or securities in person, through designees or by proxy.

     (6) To hold or register any stock, securities or other property in the name of any Trustee or nominee or unregistered or in such form that title shall pass by delivery, provided that the records of the Trustee shall always indicate the fiduciary nature of such ownership.

     (7) To exercise, not exercise, sell or otherwise dispose of any conversion or subscription right, or other right or option, and to make any payments incidental thereto.

     (8) To oppose, consent to or participate in any voting trust, pooling agreement, foreclosure, reorganization, consolidation, merger, liquidation, refinancing, or sale of assets, of or with respect to any corporation or other organization, and in connection therewith to deposit stock, securities or other property with, and transfer title to, any protective committee or other Person whatsoever.

     (9) To pay calls, assessments and other charges which the Trustee shall deem proper.

     (10) To borrow and lend money in such circumstances and upon such terms and conditions, with or without security, as the Trustee shall deem proper.

     (11) To make or not make any provision for amortization or a sinking fund with respect to any security which is received at a value or purchased at a price in excess of par or of the amount payable on its call, redemption, maturity or liquidation.

     (12) Subject to Article IX(E)(1), to keep all or part of the Trust Fund at any place or places, and to hold and administer the Trust Fund in one or more common trust funds or other consolidated funds, in which the various accounts may have undivided interests, and without distinction between income and corpus.
(13) To retain as an investment any stock, securities or other property received through the exercise of any foregoing powers and authority.

     (14) To make, execute and deliver any and all agreements, instruments and documents whatsoever, including but not limited to those incidental to the foregoing powers and authority, and to make the same binding and enforceable beyond the duration of the Trust.

     (15) To buy, sell and trade in option contracts and 'short' sales for cash, and for such purpose the Trustee may maintain and operate cash accounts with brokers, and may deliver and pledge any securities held or purchased by the Trustee with such brokers both as security for loans and advances made to the Trustee and to ensure the Trustee's ability to deliver stock against short options provided that all such purchases, sales and trades shall be made on one or more designated national securities exchanges whose plans regulating such transactions have been declared effective pursuant to the Securities Exchange Act of 1934, such as the Chicago Board Options Exchange, Incorporated.

     (16) To do any and all additional acts and things which the Trustee shall be authorized to do under the laws of the State of Michigan or of any other jurisdiction in which it may act or which the Trustee in its discretion shall deem proper to carry out this Agreement, to the end that the Trustee shall have and may exercise all the powers and authority of an absolute owner, except as the Committee shall otherwise direct; and no Person dealing with the Trustee shall be bound to see to the application of any money or other property paid, delivered or transferred to the Trustee or to inquire into the validity or propriety of any transaction whatsoever.

(H) Appraisal.

     As of each Anniversary Date and Valuation Date, and as of such other dates as the Company or Committee may reasonably direct, the Trustee shall determine the fair market value of the assets comprising the Trust Fund, including the assets of each Investment Fund established within the context of the Trust Fund, by appraising such assets as follows, except as otherwise required by ERISA:

     (1) Stocks and securities which are listed or reported on any national exchange (including qualifying employer securities) shall be valued on the basis of their closing prices on such exchange on the appraisal date or, if there were no reported sales on such exchange on the appraisal date, then at their bid prices at the close of market.

     (2) Stocks and securities not susceptible of valuation under (l), but which are traded over-the-counter, shall be valued on the basis of their closing prices on the market on the appraisal date or, if there were no reported sales over-the-counter on the appraisal date, then at their bid prices at the close of market.

     (3) Stocks and securities not susceptible of valuation under (1) or (2), but which would be susceptible of valuation as of a date not more than seven (7) days prior to the appraisal date, shall be valued as of such prior date as near as possible to the appraisal date.

     (4) For purposes of (1), (2) and (3) above, information contained in any newspaper of general circulation or any standard financial periodical, or furnished by any national securities exchange or by any broker who is a member of any national securities exchange, as the case may be, may be fully relied upon by the Trustee in the absence of actual knowledge or advice to the contrary.

     (5) Property not subject to valuation by the foregoing methods shall be valued at its fair market value in accordance with written directions given to the Trustee by the Committee (except as otherwise provided in Article XII).

     (6) There shall be excluded from the assets valued under this Paragraph
(H), if appraisal is being made as of an Anniversary Date, the amount of the Company's contribution which is allocable to the Participants' accounts as of said date.

     (7) Valuations determined by appraisal under this Paragraph (H) shall be binding and conclusive upon each and every Person beneficially interested in the Trust, but shall not be binding upon the Company or Committee unless incorporated in an accounting under Paragraph (I) below.

     (8) Upon completion of an appraisal, the Trustee shall file copies thereof with the Committee and the Company.

     (9) Notwithstanding the foregoing, any assets of the Trust Fund or any Investment Fund within the context of the Trust Fund consisting of units of participation in any pooled fund established and maintained by the Trustee under any trust instrument establishing a pooled fund or funds for the investment of the assets of pension and profit-sharing plans of various employers for which the Trustee acts as trustee shall be valued in accordance with the terms of such trust instrument.

(I) Periodic Accounting.

     Within 60 days after such Anniversary Date, and at such other times as the Company or Committee may reasonably direct or as ERISA may require, the Trustee shall prepare and deliver to the Company and Committee an accounting of the administration of the Trust, which accounting shall include a description of all assets then comprising the Trust Fund and shall be in such further detail as the Company or Committee may reasonably request. Within 90 days after receiving such accounting, the Company and Committee, respectively, shall notify the Trustee in writing whether or not such accounting is approved; and unless so disapproved, it shall be deemed to be approved. It is in addition agreed:

     (1) Either the Company or the Committee or both may require the Trustee to furnish such other or additional information with respect to the administration of the Trust as may be reasonably necessary or desirable prior to determining upon the approval thereof; and in such event the aforesaid 90-day period shall be tolled until such information is received by the party requesting it.

     (2) If the Company or Committee shall notify the Trustee that the aforesaid accounting is not approved, an audit or opinion shall thereupon be made by an independent public accountant or accountants chosen by the Company or Committee, as the case may be. Upon completion of such audit or opinion, any errors in the accounting shall be corrected, and the corrected accounting shall be deemed to be approved by the Company and Committee.

     (3) The approval by the Company and Committee of the accounting or corrected accounting shall constitute an account stated between the Company, Committee, Trustee, all Participants, all Beneficiaries, and any other Persons having any interest in the Trust or Plan.

     (4) Nothing in this Paragraph (I) shall prevent the Trustee from having an accounting settled and allowed by, or being required by the Company or Committee to account in, a court of competent jurisdiction.

     (5) The foregoing provisions of this Paragraph (I) are subject to the provisions of ERISA.

(J) Protective Provisions for Trustee.

     The Trustee accepts the Trust solely upon the terms and conditions of this Agreement, and no duties or responsibilities not expressly set forth herein or in ERISA shall be implied or imposed. It is further agreed:

     (1) The Trustee shall have no duty to ascertain whether any directions or instructions of the Company or Committee are in accordance with this Agreement, nor to see to the application of any payment made pursuant to such directions or instructions.

     (2) Any benefit or other payment under the Plan shall be made only if and when the Trustee has sufficient assets of the Trust Fund available for the purpose intended.

     (3) In the event of any dispute as to the Persons to whom payment of any money or delivery of any other property shall be made by the Trustee, the Trustee may withhold such payment or delivery in whole or part until such dispute shall be settled to the satisfaction of the Trustee or determined by a court of competent jurisdiction.

     (4) The Trustee may withhold all or such part of any distribution as the Trustee in its discretion may deem proper to protect the Trustee and the Trust Fund against any liability or claim or account of any estate, inheritance, income or other tax whatsoever, and with all or any part of any such distribution so withheld may discharge any such liability. Any part of any such distribution so withheld by the Trustee that may be determined by the Trustee to be in excess of any such liability shall upon such determination by the Trustee be distributed forthwith to the Person from whom it was withheld.

     (5) The Trustee shall not be obligated to institute any action or proceedings for the collection of money or other property due the Trust, or in defense of any claim against the Trust or any portion of the Trust Fund, unless the Trustee shall first have been indemnified to its satisfaction for all costs, expenses, attorney fees and liabilities to which the Trustee might become subject.

(K) Provisions Pertaining to Co-Trustees.

     During any period of time when the Trustee shall consist of two or more Persons (whether individuals, corporations or otherwise), the following provisions shall apply:

     (1) Except as otherwise provided in the foregoing provisions of this
Article IX -

          (a) Each such Person shall use reasonable care to prevent a co-Trustee from committing a breach; and

          (b) Such Persons shall jointly manage and control the Trust assets, except that this item (b) shall not preclude any agreement, and the co-Trustees are hereby authorized to agree (in a written document executed by all co-Trustees) to allocate specific responsibilities, obligations or duties among themselves, in which event a co-Trustee to whom certain responsibilities, obligations or duties have not been allocated shall not be liable by reason of this item (b), either individually or as a Trustee, for any loss resulting to the

               Trust arising from acts or omissions on the part of another co-Trustee to whom such responsibilities, obligations or duties have been allocated.

     (2) Nothing in (1) above shall limit any liability that a Fiduciary may have under Part 4 of Title I of ERISA.

     (3) The Trustee shall act by a majority of such Persons at the time in office, and such action may be taken either by vote at a meeting or in writing without a meeting.

     (4) Said Persons serving as co-Trustees may unanimously designate any one or more co-Trustees to execute any instrument or document on behalf of all, and the action of such designated co-Trustee shall have the same force and effect as if taken by all the co-Trustees. In the event of such authorization, all the co-Trustees shall in writing notify the other Administrative Parties thereof, and such parties shall be entitled to rely upon such notifications until one or more co-Trustees shall give written notification to the contrary.

(L) Removal and Resignation of Trustee.

     Any sole or co-Trustee may resign at any time upon not less than 30 days written notice to the Board of Directors of the Company specifying the effective date of resignation. Any sole or co-Trustee may be removed by the Board with or without cause, but only upon not less than 30 days' written notice to such sole or co-Trustee specifying the effective date of removal and enclosing a copy of the resolution of the Board. No such removal shall become effective until all sums due to such sole or co-Trustee under this Agreement have been paid. The Trustee and the Company may waive any of the provisions of this Paragraph by mutual agreement in writing.

(M) Successor Trustees.

     The lack of a Trustee due to resignation, removal or otherwise shall not terminate the Trust. The Company shall promptly appoint one or more successor Trustees. In the absence of any other Trustee, the Committee shall act and serve as an interim Trustee. Each and every estate, title, right, power, authority, discretion, duty and obligation conferred upon the Trustee by this Agreement shall devolve upon, and be exercised and performed by, such successor Trustees, including the Committee or any remaining Trustee.

(N) Settlement of Accounts upon Resignation or Removal of Trustee.

     In the event of the resignation or removal of a sole or co-Trustee, such sole or co-Trustee shall have the right to a settlement of its accounts at the expense of the Trust, which accounting shall be made as provided in Paragraph
(I) above. Upon completion of such accounting and payment to the outgoing sole or co-Trustee of its compensation and expenses, including court costs and legal fees, such sole or co-Trustee or its legal representative shall promptly assign, transfer and deliver unto the remaining or successor Trustee (or in the absence thereof, to the Committee) the Trust Fund and all records and data (or copies thereof) pertaining to the Plan and Trust.

(O) Segregated Accounts.

     Notwithstanding Paragraph (G) above or any other provisions of this Agreement, any Participant may at any time while employed by the Company direct the Trustee, on such form and in such manner as the Committee may prescribe, that he elects to have his account separately held, administered and invested in such manner, at such time and upon such terms as he may designate, in mutual funds or other investments (including Company Stock) prescribed by the Committee. Assets acquired pursuant to such election shall be held by the Trustee for the benefit of the Participant in question; all income, gains and the like received or earned thereon shall be credited to such Participant's account; and all expenses, losses and the like shall be charged to his account as contemplated by Articles IV(B) and XI(P). Such assets shall be held by the Trustee until distributed in accordance with this Agreement

(P) Investments in Common Trust Funds.

     Notwithstanding any other provisions of this Agreement, all or any part of the assets of the Trust may be invested in any collective investment trust; provided that such collective investment trust is exempted under the Code or regulations or rulings issued by the Internal Revenue Service and is then maintained by the Trustee. The provisions of the document governing any such collective investment trust, as amended from time to time, shall govern any investment therein and are hereby made a part of this Agreement.

(Q) Commingling of Trust Funds of Company and Related Companies.

     The Trustee may, upon written instructions of the Committee, commingle the assets of the Trust Fund for investment purposes only with the assets of any other tax qualified plan(s) sponsored by the Company or any Related Company, provided (i) such commingling shall be permitted only so long as such other tax qualified plan(s) and related trust(s) and this trust continue to meet the requirements of Sections 401(a) and 501(a) of the Code, (ii) such commingling is permitted under the terms of such other tax qualified plan(s) and related trust(s), (iii) each such trust shall be deemed to have a proportionate undivided interest in such commingled trust the dollar amount of which shall be identifiable at all times by the Trustee, except that any assets identified by the Committee as allocable to each such trust and income, appreciation or depreciation and expenses attributable to each of such trusts shall be allocated or charged to that trust, (iv) the individual account records (if any) of participants in each such trust shall continue to be kept separately for each trust, and (v) except as provided herein each such trust shall continue to be treated as a separate trust for all purposes including reporting to the Internal Revenue Service and disclosure to participants.

                Article X. Termination, Amendment and Suspension

(A) Termination, Etc.; Assumption of Plan.

     It is the present intention of the Company permanently to maintain the Plan and continue to make contributions under Article III(A); provided, however, that subject to Article XI(E) -

     (1) The Company reserves the right at any time to revoke this Agreement, terminate the Plan, or terminate or suspend its liability to make further contributions to the Trust, but no such action shall become effective until the Company shall notify the Committee and Trustee.

     (2) The Plan shall automatically terminate, and likewise the Company's liability to make contributions to the Trust, upon the Company's legal dissolution, or upon its adjudication as bankrupt or insolvent, or upon its making a general assignment for the benefit of creditors, or upon a receiver being appointed for its assets, or upon its merger or consolidation with or into any other corporation or corporations, or upon a complete discontinuance of contributions under the Plan within the meaning of Section 411(d)(3) of the Code.

     (3) Termination of the Plan may be forestalled if and to the extent that any successor corporation, or any corporation or business entity employing a majority of the then Participants, shall expressly assume the Plan and the Company's liability to make contributions. Such assumption shall be expressed in a written agreement between the Company and such corporation or business entity, pursuant to proper resolution of the latter's Board of Directors or other governing body, but shall not be effective unless copies of such agreement and resolution shall be filed with the Trustee prior to termination. Such agreement shall provide for assumption of the Plan and the liability to make contributions, with respect to all Participants employed by such corporation or business entity, and such corporation or business entity shall thereupon be substituted pro tanto in the place and stead of the Company. With respect to any then Participants who are not taken over as employees of such corporation or business entity, the Plan shall be deemed to terminate, and Paragraph (B) below shall be invoked.

     (4) In the event of any termination or suspension under (1) or (2) above, if and to the extent required by applicable law, the Company and the Trustee shall give prompt notice thereof to the Internal Revenue Service; and, subject to Paragraph (B) below, each Participant's account shall be Vested to the extent required by Article XI(E)(2).

(B) Liquidation, or Temporary Continuation, of Trust.

     In the event of termination of the Plan, the Trustee shall proceed as promptly as possible, subject to any directions from the Committee, to liquidate all investments and shall thereupon determine the value of each Participant's account under Article IV(P) as of the date of termination. After each such account has been appropriately adjusted to cover any expenses of distribution and final liquidation costs, but subject nevertheless to Sections 403(d)(1) and 4044 of ERISA and applicable Labor Regulations, the Trustee shall pay the balance of such account to the Participant (or, if deceased, his Beneficiary) in an immediate Lump Sum or by means of the purchase and delivery of a Contract providing one of the payment options permitted by the Plan (if such a Contract can be purchased from an Insurer), whichever the Participant (or, if deceased, his Beneficiary) shall elect in writing delivered to the Committee. Any Contract issued in respect of any Participant shall be assigned to him or, if deceased, his Beneficiary at as early a date as is possible after termination.

     Notwithstanding Article V(E) (Cash-Outs) or any other provision of the Plan to the contrary, if at the time the Trust is terminated the Company does not maintain any other defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), the Trustee shall pay the balance of each Participant's account (adjusted as provided above) to the Participant (or, if deceased, his Beneficiary) in a Lump Sum as soon as administratively possible after such termination and the consent of the Participant or his Beneficiary to such distribution shall not be required.

     Alternatively, if so directed by the Committee, the Trustee shall continue the Plan and Trust in existence as a "frozen" Plan and Trust (without receiving any additional Company contributions and without admitting any additional Participants) and shall pay the balances of the accounts of Participants to them at such times as they are entitled to receive the same under this Agreement, i.e., at retirement, death, other termination of employment, or by reason of hardship or the attainment of age 59-1/2. In such event the frozen Plan and Trust shall be operated and maintained so that they continue to meet the qualification requirements of Section 401(a) of the Code, including the minimum coverage requirements of Section 410(b) of the Code.

     Whether benefits under the Plan are paid at the time the Plan is terminated or the Trustee continues the Trust, the payment of benefits shall continue to be subject to the applicable qualified joint and survivor annuity and qualified preretirement survivor annuity provisions of the Plan and the Code relating to both married and unmarried Participants.

(C) Termination of Trust.

     Notwithstanding termination of the Plan, the Trust shall terminate when and if, but not until, the Trust Fund shall be entirely paid out and distributed in accordance with this Agreement.

(D) Amendment.

     Subject to Article XI(E) (Nonforfeitability, etc.) the Company reserves the right at any time and from time to time to amend this Agreement, without the consent of any Participant or Beneficiary, in any manner which the Company deems to be proper, whether or not (1) for reasons of business necessity or (2) for the purpose of causing the Plan and Trust to be tax qualified or to continue to be tax qualified. No such amendment, except upon written consent, shall increase the duties or liabilities of the Trustee or Committee, or diminish their compensation, or deprive any Participant or Beneficiary of any then Vested equitable interest in the Trust; provided, however, that such amendment may be retroactive to the extent necessary to take full advantage of Section 401(b) of the Code if such amendment is adopted for the purpose of causing the Plan and Trust to be tax qualified or to continue to be tax qualified with respect to any taxable year of the Company and is adopted and effective within the time limit specified in Article III(A) with respect to making contributions for such taxable year or within such longer period permitted under applicable Regulations.

                            Article XI. Miscellaneous

(A) Persons Prohibited from Serving as Fiduciaries, Etc.

     No person shall serve as a Committee member, Fiduciary, officer, Trustee, custodian, counsel, agent or employee of the Trust, or as a consultant to the Trust or in any other capacity, if prohibited so to do by Section 411 of ERISA.

(B) Information Required by ERISA.

     If some or all of the information necessary to enable the Committee to comply with the requirements of Title I of ERISA is maintained by -

     (1) An insurance carrier or other organization (normally the Insurer) which provides some or all of the benefits under the Plan, or holds assets of the Plan in a separate account,

     (2) A bank or similar institution (normally a corporate Trustee) which holds some or all of the assets of the Plan in a common or collective trust or a separate trust or custodial account, or

     (3) A Plan sponsor (normally the Company) as defined in Section 3(16)(B) of ERISA,

such carrier, organization, bank, institution or sponsor shall transmit and certify the accuracy of such information to the Committee within 120 days after the end of the Plan Year (or such other date as may be prescribed by applicable Labor Regulations).

(C) Retention of Records for Six Years.

     Every Person (such as the Trustee, Committee, Insurer, Company or an accountant) who is subject to a requirement to file any description or report or to certify any information therefor under Title I of ERISA (whether or not expressly required to do so by this Agreement), or who would be subject to such a requirement but for an exemption or simplified reporting requirement under
Section 104(a)(2) or (3) of ERISA, shall maintain records on matters of which disclosure is required which will provide in sufficient detail the necessary basic information and data from which the documents thus required may be verified, explained or clarified, and checked for accuracy and completeness, and shall include vouchers, worksheets, receipts, and applicable resolutions, and shall keep such records available for examination for a period of not less than six (6) years after the filing date of the documents based on the information which they contain, or six (6) years after the date on which such documents would have been filed but for the aforesaid exemption or simplified reporting requirement.

(D) No Reversion.

     The assets of the Trust shall never inure to the benefit of the Company and shall be held for the exclusive purposes of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan; and except as otherwise provided in Article III(F) and (G), the Company shall not be entitled to receive or recover any part of its contributions to the Trust or the earnings thereof.

(E) Nonforfeitability, Etc.

     In compliance with ERISA and the Code, it is agreed:

     (1) A Participant's right to his normal retirement benefits under Article V(A) shall be Vested upon his attaining his Normal Retirement Age.

     (2) Upon termination or partial termination of the Plan, or the complete discontinuance of contributions by the Company under the Plan, the rights of all affected Participants to Accrued Benefits as of such time (i.e., those accrued to the date of such event), to the extent then funded or credited, shall be Vested, except as otherwise required or permitted by applicable Regulations (e.g., Regulation Section 1.411(d)-2(a)) mentioned in Section 411(d)(3) of the Code. In addition the Committee in its sole discretion may fully vest the Matching Company Contributions Accounts and Discretionary Company Contributions Accounts of a group of Participants because they are affected by a business divestiture, layoff or other similar transaction, in which case the rules relating to a partial termination described or referred to above shall apply (even when a true "partial termination" under Code Section 411(d)(3) has not occurred).

     (3) The Accrued Benefit of a Participant shall never be decreased by an amendment of the Plan, except an amendment described in Section 412(c)(8) of the Code and Section 302(c)(8) of ERISA. An amendment which has the effect of eliminating an optional form of benefit with respect to benefits attributable to service before the amendment shall be treated as decreasing the Accrued Benefit of a Participant except as otherwise provided by Treasury Regulations.

     (4) The vesting schedule in Article V(C) and any other vesting provision of this Agreement based thereon shall not be amended unless -

          (a) The Vested percentage of the Accrued Benefit derived from the Discretionary Company Contributions and Matching Company Contributions (determined as of the later of the date such amendment is adopted, or the date such amendment becomes effective) of any Participant is at least equal to such Vested percentage computed without regard to such amendment; and

          (b) Each Participant with at least three Years of Service is permitted within a period beginning no later than the date such amendment is adopted, an election complying with the requirements of Regulation Section 1.411(a)-8T(b) to have his aforesaid Vested percentage computed without regard to such amendment.

     (5) In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, within the meaning of Section 401(a)(12) of the Code, each Participant shall (if the Plan then terminates) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

(F) Rollovers; Direct Transfers; Certain Transfers Prohibited.

     Subject to Subparagraphs (3) and (4) of this Paragraph (F), but notwithstanding any contrary provisions of this Agreement, including but not limited to Articles V, VI and X, but only as and to the extent contemplated by Sections 402(a)(5), (6) or (7), 403(a)(4), 408(d)(3) or 409(b)(3) of the Code, a
Participant, and in the case of (1) below an Employee who is expected to become a Participant but has not yet met the eligibility requirements of Article II(A), shall be entitled -

     (1) Subject to the last paragraph of Subparagraph (2) below (prohibiting certain transfers to this Plan), to transfer (or cause to be transferred) to the Trust to be held as part of his account (i) the redemption proceeds of a retirement bond and/or (ii) all or part of the cash and other property or the proceeds of the same received by him in one or more distributions together constituting a Lump Sum distribution from or under another tax qualified trust or tax qualified plan or an employee annuity or custodial account and/or (iii) an amount paid or distributed out of an individual retirement account or individual retirement annuity or retirement bond consisting of a prior rollover contribution from a tax qualified trust or annuity plan; provided, however, that no such transfer will be permitted unless the Committee determines that such transfer will meet the applicable requirements of the Plan and will not adversely affect the tax qualified status of the Plan; and/or

     (2) Upon at least 60 days' written notice to the Committee, to cause his entire account to the extent that it has Vested to be transferred in whole or in part on his behalf (or to him for retransfer), in the form of cash or other property or the proceeds of the same (in one or more distributions which, together with any distributions retained by him, constitute a Lump Sum distribution), to an individual retirement account, an individual retirement annuity (other than an endowment contract), a tax qualified trust, or an annuity plan.

     The amount so transferred to or from the Trust is herein called a "Rollover Contribution." Any Rollover Contribution to the Trust, together with the earnings thereon, shall be fully Vested but need not be segregated from the remainder of the Participant's account unless the Trustee otherwise elects or the Participant or Committee otherwise directs. In the case of a transfer described in (2) above, made to the Participant for retransfer, he shall not retransfer the portion described in Section 402(e)(4)(D)(i) of the Code (constituting in effect his own nondeductible employee contributions).

     A Participant also shall be entitled to directly transfer to the Trust any amount described in Subparagraph (1)(ii) above, provided the tax qualified plan referred to in said Subparagraph (1)(ii) permits such transfer, and to directly transfer to another tax qualified plan which provides for the acceptance of direct transfers any amount described in Subparagraph (2) above; provided, however, that no such direct transfer to or from this Plan will be permitted unless the Committee makes the same determination with respect to such transfer as it must make under Subparagraph (1) above with respect to a Rollover Contribution.

     Notwithstanding the foregoing provisions of this Paragraph (F), there shall not be transferred to this Plan, nor shall this Plan accept, a transfer of assets from (i) a tax qualified defined benefit plan, (ii) a tax qualified Defined Contribution Plan which is subject to the funding standards of Section 412 of the Code, including a target benefit plan, or (iii) any other plan to which clause (iii) of Section 401(a)(11)(B) of the Code applies with respect to a Participant, which transfer would cause this Plan to be a "direct or indirect transferee" of such a plan with respect to a Participant within the meaning of such term as defined in Section 401(a)(11)(B)(iii) of the Code, unless the Committee directs the Trustee to accept such a transfer of assets in which event such assets shall be held in a separate fully Vested account for the Participant which shall be subject to Article VIIA of this Agreement (embodying requirements relating to the Qualified Joint and Survivor Annuity and Qualified Preretirement Survivor Annuity forms of payment of benefits.

     (3) This Subparagraph (3) and Subparagraph (4) below apply to distributions made on or after January 1, 1993. Notwithstanding any provision of this Agreement to the contrary that would otherwise limit a distributee's election under this Subparagraph (3), a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

     (4) Definitions.

          (a) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under
               Section 401(a)(9) of the Code; any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV) and Article VI(E)(2) of this Agreement made after December 31, 1999 or such earlier date in 1999 on which the Plan first operates in accordance with Code Section 402(c)(4) as amended by the Restructuring and Reform Act of 1998; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          (c) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

          (d) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

(G) Spendthrift Provision.

     It is the intention and purpose of the parties to this Agreement to place the absolute title to the Trust Fund in the Trustee alone, with power and authority to pay out the same only as provided in this Agreement. Accordingly, the benefits provided by this Agreement may not be assigned or alienated, within the meaning of Section 206(d)(1) of ERISA and Section 401(a)(13) of the Code, except as provided in Paragraph (H) below.

(H) Exceptions to Spendthrift Provision.

     It is agreed that:

     (1) Paragraph (G) above shall not apply to a loan made under Article VI(F) to a Participant or Beneficiary if such loan is secured by the Participant's Accrued Vested Benefit (within the meaning of Section 401(a)(13) of the Code) and by reason of Section 4975(d) of the Code is exempt from the tax on prohibited transactions imposed by Section 4975 of the Code.

     (2) Paragraph (G) above shall apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, except that effective January 1, 1985 said Paragraph (G) shall not apply if the order is determined by the Committee to be a qualified domestic relations order (as defined in Section 414(p) of the Code), and shall not apply to any domestic relations order entered before January 1, 1985 if the Trust commenced to pay benefits pursuant to such order on or prior to such date, or if the Trust had not then commenced to pay any such benefits the Committee determines that such order is valid and compliance with same will not violate any provision of the Code or adversely affect the tax qualified status of the Plan. Notwithstanding any restrictions in this Agreement regarding the payment of benefits prior to the date on which a Participant terminates employment with the Company, a qualified domestic relations order may provide for payment of benefits to any "alternate payee" (as defined in Section 414(p)(8) of the Code) on any date subsequent to the entry of such order and subsequent to a determination by the Committee that such order is a "qualified domestic relations order" pursuant to Section 414(p) of the Code, whether or not such payment would be made prior to the Participant's "earliest retirement age" (as defined in Section 414(p)(4)(B) of the Code). If a qualified domestic relations order so provides, the Trustee shall pay benefits to the alternate payee from the vested portion of a Participant's Account as required by the qualified domestic relations order.

     (3) If a Participant shall so direct the Committee or Trustee in writing, amounts may be withheld out of his benefits under the Plan (not in excess of 10% of any benefit payment) to pay for his chargeable portion of group medical, hospital, accident or life insurance premiums and other group programs, not necessarily related to insurance, maintained by the Company for the convenience or welfare of all or part of its active or retired Employees.

     (4) Paragraph (G) above shall not apply to any offset of a Participant's benefits provided under the Plan against an amount that the Participant is ordered or required to pay to the Plan if -

          (a) the order or requirement to pay arises -

               (i) under a judgment or conviction for a crime involving the Plan.

               (ii) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation of part 4 of subtitle B of title I of ERISA (dealing with fiduciary responsibility), or

               (iii) pursuant to a settlement agreement between the Secretary of
                     Labor and the Participant, or a settlement agreement between the Pension Benefit Guaranty Corporation and the Participant, in connection with a violation (or alleged violation) of part 4 of such subtitle by a fiduciary or any other person.

          (b) the judgment, order, decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant's benefits provided under the Plan, and

          (c) the judgment, order or decree is issued or entered, and the settlement agreement was entered into, on or after August 5, 1997.

(I) Execution of Instruments.

     Except as in this Agreement otherwise expressly provided, any instrument or document to be delivered or furnished by the Company shall be sufficiently executed if executed in the name of the Company by any officer or officers thereof; or, where furnished or delivered by the Committee, if executed in the name of the Committee by any member thereof; or where furnished or delivered by the Trustee, if executed as follows:

     (1) If the Trustee consists of two or more Persons, if executed in the Trustee's name by any such Person, and

     (2) In the case of any corporate Trustee (whether or not the sole Trustee), if executed as Trustee in the name of such corporation by any officer or officers thereof;

provided, further, that any Administrative Party shall be fully protected in relying upon any instrument or document so executed; and execution as aforesaid shall create a strong presumption that any signature so affixed is duly authorized and that any information contained in such instrument or document is true and correct.

(J) Successors, Etc.

     This Agreement shall be binding upon, and inure to the benefit of, the Company and (subject to Article X(A)) its successors, the Trustee and its successors, the Committee as from time to time constituted, and the Participants and Beneficiaries, their heirs, personal representatives, successors, and assigns, all in accordance with and subject to the terms of this Agreement.

(K) Payment in Kind.

     Benefits payable pursuant to the Plan, whether under Article V or VI may be paid in cash or in kind, except as in this Agreement otherwise expressly provided. If paid in kind, the assets distributed shall be valued in the manner described in Article IX(H).

(L) Miscellaneous Protective Provisions.

     It is further agreed, that, except as otherwise provided in this Agreement or ERISA -

     (1) Any Administrative Party may request and rely upon an opinion of counsel, who may or may not be counsel for the Company, and shall be fully protected for any action taken, suffered or omitted in good faith reliance upon such opinion.

     (2) No recourse under this Agreement, or for any action or nonaction hereunder, or for any loss or diminution of the Trust Fund, or for any payment or nonpayment of benefits, or for any other reason whatsoever relating to the Plan, shall be had by any Person whomsoever against any individual in his capacity as stockholder, officer, director or employee of the Company, past, present or future.

     (3) Where the establishment of any fact is in question, any Administrative Party may in its discretion accept as evidence thereof any properly executed instrument or document furnished by any other Administrative Party or such other evidence as may seem reasonable in the circumstances.

     (4) Nothing contained in this Agreement shall be deemed, construed or interpreted as conferring upon, or giving or granting to, any Employee any legal or other rights of any conceivable kind or character whatsoever to be retained in the employ of the Company or shall affect or impair the right of the Company to control Employees or to discipline or discharge Employees at any time.

(M) No Duress or Retaliation Against Participants, Etc.

     No Participant or Beneficiary shall be discharged, fined, suspended, expelled, disciplined, or discriminated against for exercising any right to which he is entitled under this Agreement, ERISA, or the federal Welfare and Pension Plan Disclosure Act, or for the purpose of interfering with the attainment of any right to which such Participant may become entitled thereunder; nor shall any Participant or Beneficiary (through the use of fraud, force, violence, or threat of such use) be restrained, coerced, or intimidated (nor shall there be any attempt so to do) for the purpose of interfering with or preventing the exercise of any right to which he is or may become entitled under this Agreement, ERISA, or said Disclosure Act; nor shall any Person be discharged, fined, suspended, expelled, or discriminated against because he has given information or has testified or is about to testify in any inquiry or proceeding relating to ERISA or said Disclosure Act.

(N) Record Keeping, Investigations, Etc.

     The Company and each Fiduciary, Committee member, and other appropriate Person shall maintain such books and records pertaining to the Plan and Trust, make them available for inspection, file such information, and submit to such investigations as are properly required by the Secretary of Labor or his delegate pursuant to Section 504 or Section 505 of ERISA.

(O) Distributions to Minors and Incompetent or Missing Individuals.

     If any individual to whom benefits shall be distributable under the Plan shall be a minor, adjudged mentally incompetent or cannot reasonably be located, the Committee may direct the Trustee to distribute such benefits by one or more of the following methods, to be determined by the Committee: (1) directly to such minor or incompetent individual; (2) to the guardian of such individual;
(3) to another Person for the use or benefit of such individual; (4) by the Trustee or Committee, or their agents, expending, or arranging for the expenditure of, such benefits for the education, health or maintenance of such individual; or (5) to a bank account established on behalf of such individual. Except as to (4) above, neither the Committee nor Trustee shall be required to see to the application of any such distributions. Distributions made pursuant to this Paragraph (O) shall operate as a complete discharge of the Trustee, the Committee and the Trust Fund. Also, if the Committee determines after reasonable efforts to locate an individual who is entitled to a distribution of all or part of an account balance under the Plan that such individual cannot be located, the amount payable to such individual may, if the Committee so determines, be forfeited as of the Anniversary Date falling within the Plan Year of such determination and be allocated among the accounts of the Participants in the same manner as a forfeiture under Article IV(Q)(1). However, in such event if the individual entitled to a distribution of the forfeited amount subsequently makes a claim for the same, it shall be reinstated out of forfeitures, if any, for the Plan Year in which the claim is made and/or an additional contribution to the Trust by the Company for such Plan Year and shall be paid to such individual in accordance with the Plan.

(P) Expenses and Compensation.

     Subject to Article IX -

     (1) Members of the Committee shall serve without compensation, but the Trustee shall be paid compensation in such amount and manner as may from time to time be mutually agreed between the Trustee and the Company.

     (2) The expenses of the Trustee and Committee, including but not limited to legal fees and the Trustee's compensation, shall be paid by the Company:

          (a) Although it is intended that expenses shall be paid by the Company, the Trust Fund guarantees that they shall in all events be paid in full when due, and a lien for such payment is hereby impressed upon the Trust Fund; provided that no individual Trustee who already receives full-time pay from the Company shall receive from the Trust Fund any compensation for his services as Trustee, excepting reimbursement of expenses properly and actually incurred.

          (b) Notwithstanding any provision to the contrary, any expenses which the Trustee or Committee may incur with special reference to any Participant or his account (including any Fixed Account) shall first be charged against such account to the extent that the same is sufficient for such purpose. Any balance of said special expenses shall then be charged to the Company or the Trust Fund pursuant to (a) above but shall if possible be later reimbursed to the Company or the Trust Fund out of future credits to such Participant's account.

                        Article XII. Insurance Provisions

(A) No Life Insurance.

     No portion of the Trust Fund shall be invested in life insurance policies, and any reference to life insurance policies or contracts elsewhere in this Agreement shall be disregarded.

                                      XII-1



                          Article XIII. Top-Heavy Rules

(A) Application; Top-Heavy Status.

     Notwithstanding any other provision of the Plan to the contrary, the provisions of Article XIII(B) shall apply for any Plan Year beginning after December 31, 1983 in which the Plan is determined to be Top-Heavy as of the Determination Date, in accordance with the following:

     (1) Required Aggregation of Plans. If the Company and any Related Companies maintain one or more tax qualified plans in addition to this Plan, then there shall be aggregated for purposes of this Article XIII(A) those of such plans -

          (a) in which a Key Employee is a participant, and

          (b) which enable any plan in which a Key Employee is a participant to meet the nondiscrimination requirements of Section 401(a)(4) of the Code or the minimum participation standards of Section 410 of the Code.

     All such plans shall be referred to in this Article XIII as the "Required Aggregation Group". There also must be aggregated with the aforesaid plans and considered as included in the Required Aggregation Group any other tax qualified plan which was maintained by the Company or a Related Company within the five Plan Years ending on the Determination Date and would be part of the Required Aggregation Group for the Plan Year but for the fact that such plan terminated before the Determination Date.

     (2) Permissive Aggregation of Plans. If the Company and any one or more Related Companies maintain one or more tax qualified plans in addition to this Plan and any other plan or plans in the Required Aggregation Group then there may be aggregated with this Plan, or with the plans in the Required Aggregation Group, any of such additional plans which, when so aggregated, continue to meet the requirements of Sections 401(a)(4) and 410 of the Code (the "Permissive Aggregation Group"). There also may be aggregated with the aforesaid plans and considered as included in the Permissive Aggregation Group any other tax qualified plan which was maintained by the Company or a Related Company within the five Plan Years ending on the Determination Date and could be part of the Permissive Aggregation Group for the Plan Year but for the fact that such plan terminated before the Determination Date.

     (3) Key Employees. Key Employees shall mean and include all employees and former employees (and the beneficiaries of all employees and former employees) who are or were one or more of the following during the five Plan Years ending on the Determination Date:

          (a) officers of the Company or any Related Company having annual compensation greater than 50 percent of the Adjusted Equivalent of the amount in effect under Section 415(b)(1)(A) of the Code for such Plan Year, provided that no more than 50 employees (or if lesser, the greater of (i) three or (ii) 10% of the employees) shall be treated as officers, and provided that employees described in Section 414(q)(8) of the Code shall be excluded;

          (b) one of the ten employees owning (or considered as owning within the meaning of Section 318 of the Code) both more than a one-half percent interest and the largest interests in the Company and any Related Company, as further defined in Section 416(i)(1)(A)(ii) of the Code and the Treasury Regulations thereunder, having annual compensation greater than the Adjusted Equivalent of $30,000, provided that if two or more employees own the same interest, the employee having greater annual compensation shall be treated as owning the greater interest;

                                     XIII-1

          (c)  five percent owners of the Company; or

          (d) one percent owners of the Company having annual compensation from the Company and any Related Company of more than $150,000 per year.

     For purposes of (a), (b) and (d) above, "compensation" means Creditable Compensation as that term is defined in Article I(A)(13). For purposes of (c) and (d) above, "owner" shall have the same meaning as in Section 416(i)(1)(B) of the Code. Also, for purposes of determining ownership in the Company under (b),
(c) and (d) above, the aggregation rules of subsections (b), (c) and (m) of
Section 414 of the Code shall not apply.

     An employee who is identified as a Key Employee under more than one category shall nevertheless be counted as one Key Employee. A Non-Key Employee who is also the beneficiary of a Key Employee shall be counted as a Key Employee, but only the Accrued Benefit attributable to the Key Employee shall be counted in determining Top-Heavy status.

     (4) Accrued Benefits. For purposes of this Article XIII(A), Accrued Benefits for all defined benefit plans required or permitted to be aggregated under (1) and (2) above shall mean the Actuarial Equivalent (which shall be the same for all plans being aggregated) of the Accrued Benefit determined as of the actuarial valuation date preceding or coinciding with the Determination Date. If there is no method of computing Accrued Benefits that uniformly applies for all such plans, then solely for the purposes of this Article XIII(A), the Accrued Benefit of an employee other than a Key Employee shall be determined as if his benefits accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

     For all defined contribution plans required or permitted to be so aggregated, Accrued Benefits shall mean the balance in the employer and employee contribution accounts (excluding amounts attributable to deductible employee contributions) as of the Determination Date, and shall for all plans include:

          (a) distributions to any employee during the five Plan Years ending on the Determination Date;

          (b) rollovers during the five Plan Years ending on the Determination Date which were initiated by the employee and transferred to a tax qualified plan maintained by an employer other than the Company or a Related Company made from this Plan and rollovers which were initiated by the employee and transferred to this Plan prior to January 1, 1984 but not such rollovers which were accepted by this Plan after December 31, 1983; and

          (c) rollovers to this Plan which were either not initiated by the employee or were made from another tax qualified plan maintained by the Company or any Related Company, but not rollovers made from this Plan to another tax qualified plan maintained by the Company or a Related Company or from this Plan to another tax qualified plan and not initiated by the employee.

     (5) Top-Heavy Determination. There shall be computed, as of the Determination Date, the sum of all Accrued Benefits for all Key Employees and the sum of all Accrued Benefits of all employees. Such computation shall be made separately for each plan required or permitted to be aggregated with this Plan, as of the determination date (as defined in each such plan) which falls within the calendar year in which the Determination Date falls. If the following ratio-

              the sum of all Accrued Benefits for all Key Employees
              -----------------------------------------------------
                the sum of all Accrued Benefits for all Employees

                                     XIII-2
for this Plan if it is the only tax qualified plan maintained by the Company and any Related Company, or for all plans in any Required Aggregation Group, is greater than sixty percent (60%), then this Plan and all plans in any Required Aggregation Group is (are) Top-Heavy, effective on the first day of the Plan Year. If such ratio for all tax qualified plans in any Permissive Aggregation Group is 60% or less, then neither this Plan (nor any other plan in such Permissive Aggregation Group) is (are) Top-Heavy for the Plan Year. For purposes of the foregoing computation, there shall be excluded the Accrued Benefits of:

          (a) former Key Employees, i.e., persons who were Key Employees but who have not fulfilled the definition of Key Employee at any time during the five Plan Years ending on the Determination Date), and

          (b) former employees who have not performed any service for the Company or a Related Company during the five Plan Years ending on the Determination Date.

(B) Effect of Top-Heavy Status.

     (1) Minimum Contribution. For any Plan Year in which the Plan is Top-Heavy the following shall apply:

          (a) The amount of Company Contributions and forfeitures allocated pursuant to Article IV to the account of each Participant who is a Non-Key Employee and is not a participant in a Defined Benefit Plan of the Company shall not, when expressed as a percentage of such Participant's Compensation for such Plan Year, be less than the lesser of:

               (i)  three percent (3%), or

               (ii) the percentage for the Key Employee for whom such percentage is the highest

               minus the amount of Company (or Related Company) contributions plus forfeitures allocated to such Participant's account(s) under any other Qualified Defined Contribution Plan(s) maintained by the Company or by a Related Company, if any; provided, however, that subparagraph (ii) above shall not apply in any Plan Year in which this Plan is required to be aggregated with a Qualified Defined Benefit Plan in order to enable such plan to meet the requirements of Sections 401(a)(4) or 410 of the Code.

          (b) For purposes of this paragraph (1) --

               (i) The appropriate minimum allocations under this paragraph shall be made to the account of each active and inactive Participant who is a Non-Key Employee, has not Separated from Service as of the Anniversary Date falling within such Plan Year and is not a participant in a Defined Benefit Plan of the Company; and

               (ii) This and any other Qualified Defined Contribution Plan(s)
                    maintained by the Company or by a Related Company shall be treated as a single plan.

          (c) Notwithstanding the foregoing, any elective contributions made on behalf of Non-Key Employees under a cash or deferred arrangement maintained by the Company, including this Plan, if applicable, shall not be treated as Company Contributions for purposes of meeting the minimum contribution requirement. However, any elective contributions made on behalf of Key Employees under this Plan shall be treated as Company Contributions for purposes of meeting the minimum contribution requirement.

                                     XIII-3

          (d) For any Plan Year in which the Plan is Top-Heavy the Defined Benefit Plan of the Company shall provide the minimum benefit described in Section 416(h)(A)(ii)(I) of the Code and the Treasury Regulations issued thereunder for each Participant in such an arrangement who is Non-Key Employee and who also participates in such Defined Benefit Plan.

     (2) Vesting. Commencing with the first day of the first Plan Year in which the Plan is Top-Heavy, Article V(C)(1) shall be amended to read as follows:

          "(1) Such Participant shall be entitled only to a percentage of the balance in his account based upon the number of his full Years of Service, as follows:

Years of Service                      Percentage Vesting
less than 2                                   0%
2 but less than 3                            25%
3 but less than 4                            50%
4 but less than 5                            75%
5 or more                                   100%

The foregoing Vesting schedule shall apply to all Plan Years after the Plan first becomes Top-Heavy, whether or not the Plan is Top-Heavy for that Plan Year. Such Vesting schedule shall not apply to any Participant who fails to perform an Hour of Service for the Company on or after the day the Plan first becomes Top-Heavy.

     (3) Section 415 Fractions; Reductions To 1.0 if Plan Becomes Super Top-Heavy. For any Plan Year in which the Plan is Top-Heavy, the figure 1.0 shall replace the figure 1.25 in the definitions of Defined Benefit Plan Fraction and Defined Contribution Plan Fraction in Article IV (and in Sections 415(e)(2)(B) and 415(e)(3)(B) of the Code), except for Plan Years as to which the Plan is not Super Top-Heavy. For purposes of this subparagraph (b), a plan is "Super Top-Heavy" if (and only if) it fails the ninety percent test mentioned in Section 416(h)(2)(B) of the Code, i.e., if (and only if) it would meet the "Top-Heavy" definition in Article XIII(A)(5) above if the phrase "sixty percent" therein were replaced by "ninety percent" wherever it appears.

(C) Definitions.

     For purposes of this Article XIII, the following definitions apply:

     (1) "Determination Date" means the last day of the preceding Plan Year or, for the first Plan Year, the last day of such Plan Year.

     (2) "Non-Key Employee" means any employee who is not a Key Employee and the beneficiary of any Non-Key Employee.

                                     XIII-4